Exhibit 10.5

SUBCONTRACTOR'S CONTRACT AGREEMENT

Code No.: 830 Description: CERAMIC TILESTONE Contract No.: X.169.STE This subcontractor's contract agreement ("Agreement") is entered into at Scottsdale, Arizona on this MARCH 1, 2006 by and between Maracay Construction, L.L.C., an Arizona limited liability company (hereinafter referred to as "Contractor"), with its principal place of business situated at 15160 North Hayden Rd. #200, Scottsdale, AZ 85260 and (hereinafter referred to as "Subcontractor") with its principal place of business simulated at Floor Art, LLC, 2152 East Cedar Street, Tempe, AZ 85281 (telephone /facsimile) who holds a current and valid Arizona Contractor's License issued by the Registrar of Contractors of the State of Arizona, License No.

WITNESSETH:

Contractor proposes to develop and/or subdivide that certain real property located in SAN TAN ESTATES 4500's ("Subject Property"):

Contractor, by this Agreement, has retained Subcontractor to provide an integral part of the development of the Subject property and the improvements to be constructed thereon and in consideration of the true, faithful and full performance by Subcontractor of the terms, covenants and conditions of this Agreement, the same being conditions precedent and subsequent to the obligations of Contractor as hereinafter stated, it is understood and agreed by and between Contractor and Subcontractor as follows:

1. CONTRACT DOCUMENTS: This Agreement together with Exhibit A-Scope of Work and Work Schedule, Exhibit B-Payment Schedule, Exhibit C-Safety Procedures, Start Letters (as hereinafter defined), if any, and profiles, including but not limited to, building plans, building plans, improvement plans, utility layouts, customer Change Orders and redline revisions, are inter-related documents, hereinafter referred to as the "Contract Documents" and by this reference hereby incorporated herein as if fully stated. The Contract Documents are intended to supplement each other, and the Work (as hereinafter defined) exhibited in one document and not in another shall nonetheless be performed as if snch Work were exhibited in all documents. Subcontractor hereby acknowledges that the Work of the Subcontractor shall be performed in exact conformity with the applicable portions of the Contract Documents and that copies of the Contract Documents are on file and available for inspection and reference by the Subcontractor at Contractor's office. Subcontractor acknowledges, warrants and represents, that it has carefully and fully examined and studied the Contract Documents in their entirety and that the Work to be performed by Subcontractor relates to the Work to be performed by other subcontractors and the entire project. The Contract Documents contain all of the covenants and agreements of the parties hereto with respect to the matters contained therein. There are no understandings or agreements between the parties hereto except as expressly stated in the Contract Documents or in this Agreement

2. CONFLICT OR DISCREPANCIES: In the event that Subcontractor determines that there is a conflict or discrepancy within the Contract Documents, Subcontractor shall immediately cease performance on that portion of the Work which is affected by such conflict or discrepancy and shall bring the conflict or discrepancy to the attention of the Contractor. Contractor will resolve the conflict or discrepancy and Subcontractor shall follow Contractor's instructions with regards to the resolution of the conflict or discrepancy. On the Contract Documents, dimensions shall take precedence over measurements by scale. Before proceeding with the Work, Subcontractor shall check and verify all dimensions and sizes referenced in the Contract Documents. Subcontractor shall assume responsibility for the proper fitting of Subcontractor's materials to parts of other materials or equipment and to the Work.

3. START LETTERSICHANGE ORDERS; AUTHORIZED REPRESENTATIVES: It is understood and agreed that the Contract Documents may from time to time be subject to change by Contractor, in Contractor's sole discretion, by adding to or deducting from the Work performed by Subcontractor. All such changes shall be and are denoted "Start Letters" in relation to Custom Changes and "Change Orders" in relation to Basics. There shall be no additional compensation to Subcontractor for additional or extra labor and/or materials furnished by Subcontractor, unless Contactor previously agrees to compensation for such extra labor and or materials in writing. The terms and provisions of this Agreement in its entirety shall be incorporated by reference in any such Start Letter andor Change Order, and as amended or changed by such Start Letter and/or Change Order, and shall remain in full force and effect. A Start Letter and/or Change Order sM1 contain the provisions for payment of the Work to be performed or a reduction in compensation to Subcontractor for the Work to be performed or deducted pursuant to said Start Letter and/or Change Order. Said payment or reduction may be by unit prices, as set forth in Exhibit A, Exhibit B and/or Exhibit C, or as otherwise stated in the Start Letter and/or Change Order. The Contract Documents shall not be subject to change except by such a written Start Letter and/or Change Order. No person, firm or organization shall have any authority whatsoever on the part of Subcontractor or Contractor to make any agreements, representations or warranties, or to mo* this Agreement and/or the Contract Documents, or any part thereof, unless the same is reduced to writing in a Start Letter and/or Change Order and signed by an authorized representative of Subcontractor and Contractor. The authorized representative of Contractor for such purposes shall be Rick Stark, unless modified by Contractor in writing. The authorized representative of Subcontractor shall be modified by
Subcontractor in writing.

Exhibit 10.5 - 1

4. WORK TO BE PERFORMED: The specific Work to be performed and completed is described and stated in the plans, specifications, scope of Work, general information and payment schedules as specified and attached hereto as Exhibit A (the "Work"). The Contractor agrees to pay the Subcontractor upon the full, faithful and prompt performance of this Agreement, subject to all terms and conditions hereof.

5. ACCEPTANCE OF PRIOR WORK OF 0THF.R SUBCONTRACTORS: In the event that any part of the Work of the Subcontractor pursuant to this Agreement is to be performed in the vicinity of or in reliance upon prior work on the Subject Property by some other subcontractor(s) or by Contractor, and in the further event that Subcontractor shall proceed with his Work, Subcontractor shall be deemed to have accepted the prior work of the other subcontractor or contractor and Subcontractor shall be solely responsible for any damage to or reconstruction performed upon such prior work, even in the event that the prior work was done in a defective manner. In the event that prior to the commencement of performance by Subcontractor, Subcontractor determines that such prior work performed by another subcontractor or contractor is defective, then Subcontractor shall promptly notify Contractor verbally and in writing of the alleged defective work. Concurrently with such notification, Subcontractor shall cease Work on the affected portion of the Subject Property until written notification to proceed is received from Contractor as provided herein.

6. MATERIALS AND SUPPLIES: Subcontractor agrees to furnish all labor, materials, tools, equipment and supplies, including but not limited to, machinery, ladders, scaffolding, safety equipment and implements, together with installation, permits, licenses, insurance, bucking and hauling and all other things necessary and required to promptly perform and complete the Work in a good and workmanlike manner, in strict accordance with the Contract Documents, regulations of VA and/or F.H.A. (when applicable), all Federal, State, County and City laws, applicable ordinances and regulations of the Registrar of Contractors, in accordance with the schedule designated by Contractor and attached hereto as Exhibit A and to the complete satisfaction of the governmental agencies and the lending institution($ concerned with or having an interest in the Subject Property.

7. SATISFACTORY WORKMEN: During the process of the Work to be performed pursuant to this Agreement, Subcontractor shall furnish skilled workmen, adequate and suitable material and a qualified superintendent or foreman to act as a representative of Subcontractor on the Subject Property. Said representative shall have the right and power to obligate Subcontractor. Such representative shall at all times be satisfactory to Contractor. If Contractor advises Subcontractor that such representative is unsatisfactory to Contractor, Subcontractor shall promptly replace said representative with another representative satisfactory to Contractor. Subcontractor shall employ workmen of good character and shall promptly replace any workmen who are unsatisfactory to Contractor. All directions given by Contractor to the Subcontractor's representative shall be binding upon Subcontractor as if given directly to Subcontractor.

8. COOPERATION OF SUBCONTRACTOR: Subcontractor expressly agrees to obtain all governmental inspections required in the performance of the Subcontractor's Work and to cooperate with Contractor and with all other subcontractors in the performance of this Agreement and the development of Subject Property. Subcontractor further agrees to keep thoroughly informed as to the Work progress, of all preceding and following subcontractors and not to interfere with or delay the completion schedule of other subcontractors involved in the development of the Subcontractor acknowledges that Contractor shall have complete control of the Subject Property and of the Work which is to be performed thereon, and that Contractor has the right to decide the time and the order in which various portions of the Work shall be performed and the priority of the Work of dl subcontractors.

9. COMMENCEMENT OF WORK: Contractor will notify Subcontractor when the Subject Property is ready for the commencement of the Work provided for in this Agreement. Said notice may be oral (given in person or by telephone) or may be written (including electronic mail). Notice shall be given based on Exhibit A, which outlines the Work schedule 6om date of commencement to finish of the Work by Subcontractor. Upon execution of the Contract Documents, Subcontractor shall supply to the Contractor the following: (ij the amount of time Subcontractor needs to complete the Work; and (ii) the amount of advance notice Subcontractor needs to prepare, perform and commence. Failure to meet the Work schedule will be considered a default under the terms and conditions of this Agreement should it be determined in Contractor's discretion that Subcontractor is responsible for the delays. Subcontractor agrees that upon receipt of notice as described in this Section 9, Subcontractor will commence the Work within forty-eight (48) hours of receipt of notice from Contractor, and pursue diligently to completion the Work on the Subject Property pursuant to this Agreement and in accordance with all construction schedules established from time to time by Contractor.

10. FAILURE TO COMMENCE OR RESUME WORK BY SUBCONTRACTOR: In the event Subcontractor fails to commence Work within forty-eight (48) hours of receipt of notice from Contractor to commence the Work Contractor may send a written Notice of Default to Subcontractor as set forth in Section 20 of this Agreement In the event that Contractor suspends Subcontractor's Work, Subcontractor agrees to resume Work within 48 hours of receipt of notice from Contractor to resume the Work. Notice as required in this Section 10 may be oral (given in person or by telephone) or may be written (including electronic mail).

11. FAILURE TO COMPLETE WORK BY SUBCONTRACTOR: In the event that Subcontractor shall fail to complete all the Work provided for in this Agreement, or shall, in the opinion of Contractor, improperly perform said Work, use defective materials, use faulty workmanship or fail to diligently pursue the Work to completion, Contractor may send a written Notice of Default to Subcontractor as set forth in Section 20 of this Agreement.

12. DELAY IN COMPLETION: Subcontractor slid not be excused from any delay in the completion of the Work to be performed under this Agreement, except for delays, if any, caused by acts of God, acts of governmental agencies or governmental bodies, acts of public utilities, earthquake, fire and labor strikes (but excluding, without limitation, the financial inability of Subcontractor to perform).

13. FAILURE TO GIVE NOTICE TO COMMENCE WORK OR TERMINATION OF CONSTRUCTION BY CONTRACTOR: If, for any reason whatsoever, Contractor does not give notice to Subcontractor to commence the Work contemplated by this Agreement, or any phase thereof, in the manner described in Section 9, this Agreement shall be null and void and unenforceable. In the event that the Work of Subcontractor on the Subject Property ceases or is interrupted by acts of God, acts of governmental agencies or governmental bodies, acts of public utilities, earthquake, from labor strikes or any other cause beyond the reasonable control of the Subcontractor and the development of the Subject Property is prevented 60m commencing or from being completed, this Agreement may be terminated by Contractor by written notice to Subcontractor indicating a termination based upon the terms of this Section 13. In the event of such termination by Contractor and in the event that Subcontractor has partially performed pursuant to the terms and provisions hereof, Subcontractor shall be entitled to receive from the Contractor the reasonable value of the material and service actually rendered and supplied to the Subject Property as of the date of termination, which reasonable value is hereby defined to be the actual cost of such material and services furnished, as determined by Contractor, together with a sum equal to ten percent (10%) of the total cost thereof; provided, however, Subcontractor shall not be entitled to any such payment notwithstanding starts or Work orders, receipt of Work orders, or other signed agreements between the parties evidencing Work starts or Work orders, if the Subcontractor has not actually commenced Work Subcontractor shall not be entitled to be paid any loss of profit on the balance of the Work as stated in this Agreement, nor be paid any damages by reason of such termination, and hereby releases and waives any such claim against Contractor or the owner of the Subject Property. This provision shall not be applicable in the event of a default by Subcontractor under the terms of this Agreement.

Exhibit 10.5 - 2

14. TERMINATION WITHOUT CAUSE: The Contractor, in its sole discretion, may terminate Subcontractor for Contractor's own convenience, and without any cause or basis for default In the event that Contractor decides to terminate the Subcontractor under this Section 14, and m the event that Subcontractor has partially performed pursuant to the terms and provisions hereof, Subcontractor shall be entitled to receive from the Contractor the reasonable value of the material and service actually rendered and supplied to the Subject Property as of the date of termination, which reasonable value is hereby defined to be the actual cost of such material and services furnished, as determined by Contractor, together with a sum equal to ten percent (10%) of the total cost thereof; provided, however, Subcontractor shall not be entitled to any such payment notwithstanding starts or Work orders, receipt of Work orders, or other signed agreements between the parties evidencing Work starts or Work orders, if the Subcontractor has not actually commenced Work Subcontractor shall not be entitled to be paid any loss of profit on the balance of the Work as stated in this Agreement, nor be paid any damages by reason of such termination, and hereby releases and waives any such claim against Contractor or the owner of the Subject Property.
15. PAYMENT:
NOTICE OF EXTENDED PAYMENT PROVISION
THIS AGREEMENT ALLOWS THE OWNER OF THE SUBJECT PROPERTY TO MAKE PAYMENT WITHIN TWENTY-FIVE (25) DAYS AFTER CERTIFICATION AND APPROVAL OF BILLINGS AND ESTLMATES.
NOTICE OF EXTENDED CERTIFICATION AND APPROVAL PERIOD PROVISION
THIS AGREEMENT ALLOWS THE OWNER OF THE SUBJECT PROPERTY TO CERTIFY AND APPROVE BILLINGS AND ESTIMATES WITHIN TWENTY-FIVE (25) DAYS AFTER TECE BILLINGS AND ESTIMATES ARE RECEIVED FROM THE CONTRACTOR

The amounts so earned by Subcontractor will be paid subject to the terms of this Agreement The Contractor agrees to pay to the Subcontractor for the Work the sum of SEE VENDOR PRICES Dollars ($) ("Contract Price") with funds provided by the owner of the Subject Property.

Any amounts earned by Subcontractor will be paid subject to the following:

a)           Subcontractor shall submit purchase orders in the manner and at the time described on the payment schedule set forth on Exhibit B (the ''Payment Schedule"). Contractor will thereafter submit purchase orders to the owner of the Subject Property for Subcontractor's Work. Payments will be made in installments for the Work completed by the Subcontractor only after Contractor receives payment from the owner of the Subject Property as set forth on the Payment Schedule.

(1)           Each payment, including final payment, shall be due as stated in the Payment Schedule, provided Contractor has received payment from the owner of the Subject Property, but Contractor may withhold all or part of the payment, as applicable, pursuant to A.R.S. Section 32-1129.02(c), for unsatisfactory job progress, defective construction work or material not remedied, disputed Work, failure to comply with other material provisions of the Agreement, third party claims filed or reasonable evidence that third patty claims will be filed, failure of the Subcontractor to make timely payments for labor, equipment and materials, damage to Contractor or another subcontractor or material supplier, reasonable evidence that this Agreement cannot be completed for the unpaid balance of the contract sum or a reasonable amount for retention that does not exceed the actual percentage retained by Contractor, as liquidated damages, the parties agreeing and hereby stipulating that the exact amount of damages would be extremely difficult to ascertain and that such retention constitutes a reasonable and fair approximation of such damages;

(2) Notwithstanding any other provision of the Contract Documents, the Subcontractor agrees that payment by the owner of the Subject Property to Contractor for Work performed by the Subcontractor will be a condition precedent to any payment obligation of Contractor to the Subcontractor; provided however that Subcontractor shall have all of the rights and remedies under A.R.S. Sections 32-1129.02 and 32-1129.04. The provisions stating the time of interim and final payments are subject to the condition that Contractor will receive from such owner of the Subject Property interim or final payments in at least the amounts payable to the Subcontractor on account of Work done by the Subcontractor, otherwise the time when such payments will be due the Subcontractor will be postponed until Contractor has in fact received payment from such owner of the Subject Property, provided however that Subcontractor shall have all of the rights and remedies under AR.S. Sections 32-1129.02 and 32-1129.04. In the event that Contractor elects to make one or more payments to the Subcontractor without having first received payment from the owner of the Subject Property, such payment(s) shall in no way constitute a waiver of the condition precedent as to future payments;

(3)           Subcontractor shall have submitted to Contractor with the purchase orders, lien waivers from Subcontractor and from all laborers, material men and other subcontractors, which lien waivers shall be a condition of payment and shall be in a form satisfactory to Contractor and the owner of the Subject Property as provided in Section 16; and,

(4) Contractor and Subcontractor intend that the terms and conditions of this Section 15, including: (i) the notice of extended payment timeline and, (ii) the notice of extended certification and approval timeline, comply with A.R.S. Section 32-1 129, et seq., and this Section 15 shall be interpreted consistently therewith.

b) As a prerequisite to payment, Subcontractor shall have submitted a purchase order, and Subcontractor shall submit such purchase order no later than the 1st or 15th day of each month. In the event Subcontractor fails to prepare and present to Contractor the purchase orders in a timely manner, or prepares and presents to Contractor an incomplete or improper purchase order, Contractor shall not be responsible or required to make payments for said month and may defer such payment to the following month

c) For the following reasons, Contractor may withhold interim payments, in whole or in part (together with the amount to pay any direct expenses the owner of the Subject Property or Contractor reasonably expect to incur to correct the described items), as liquidated damages, the parties agreeing and hereby stipulating that the exact amount of damages would be extremely difficult to ascertain and that such withholding constitutes a reasonable and fair approximation of such damages:

(1)     Defective Work not remedied, materials not furnished, clean-up not performed or any other non-complying aspects of the Work;

(2)           Claims, levies, attachments, stop notices or court orders filed or which Contractor on the basis of reasonable evidence believes are likely to be filed, including claims covered by insurance until such claims are accepted by the insurance carrier;

(3)           Failure of Subcontractor to make payments properly to his subcontractors or for labor, materials or equipment or any other claims arising out of the Work,

(4) Reasonable doubt that the Work can be completed on schedule or for the then remaining Unpaid balance of the Contract Price;

Exhibit 10.5 - 3

(5)           Damage to any portion of the Work, or the Work of another contractor or subcontractor, the owner of the Subject Property and/or Contractor;

(6)           Failure to comply with the material provisions of the Subcontract, including without limitation: (i) reasonable indication in Contractor's opinion that the Work will not be completed in compliance with the Work Schedule; (ii) failure to deliver to Contractor the "Certificate of Insurance," other insurance certificates, Bonds, as-built drawings, written guarantees, warranties, or the approvals of the Work required by any authority having jurisdiction; (iii) filing by or against Subcontractor of a petition for bankruptcy or reorganization; (iv) failure to deliver the required lien waivers; or (v) failure to commence Work; and

(7)           Unsatisfactory prosecution of the Work by Subcontractor in the reasonable discretion of Contractor (which shall include failure to obtain approvals from appropriate governmental authorities);

The above right of Contractor to withhold interim payments of Subcontractor shall remain in effect even though the Subcontractor bas posted a full payment and performance bond. When the above grounds are removed by Subcontractor, to the satisfaction of Contractor, payments for the amounts so withheld will be made by Contractor pursuant to the procedures set forth elsewhere in herein and in accordance with the Payment Schedule. However, as a condition to resuming such payments, Contractor may require that Subcontractor furnish releases in a form satisfactory to Contractor for all claims made under Section 15(c)(2) and Section 15(c)(3) and/or supporting invoices, receipts or other records to substantiate the amounts owing or paid.

d) Final payment will be made to the Subcontractor as set forth on the Payment Schedule after all of the following events have occurred:

(1)           The Work is fully completed and performed by the Subcontractor, including punch list items;

(2)           The Work is accepted by Contractor and the owner of the Subject Property and full payment has been received by Contractor from the owner of the Subject Property, provided however that Subcontractor shall have any rights or remedies under A.R.S. Section 32-1129.02 and 32-1 129.04;

(3)           Subcontractor has delivered all required lien waivers;

(4)           A complete release of any and all claims against Contractor has been executed by the Subcontractor and its laborers, material men, and subcontractors and delivered to Contractor; and

(5)           No grounds exist for withholding payments as provided herein.

The acceptance of any interim payments by the Subcontractor will constitute a release of Contractor from any other liability, except retainage arising during the payment period. Acceptance of final payment by the Subcontractor constitutes a general release of Contractor. All releases of Contractor will also be releases of Contractor's surety, if any. If the Subcontractor takes exception to so releasing Contractor by acceptance of payments, the Subcontractor must re- such payment with an affidavit by an officer of the Subcontractor, listing each and every exception to the release (which Subcontractor acknowledges constitutes claims under Paragraph 15(c)(2) above), and stating that no other claim exists. No payment including final payment, will be evidence of the performance of this Agreement by the Subcontractor, either in whole or in part, and no payment is to be construed as an acceptance of defective or incomplete Work The Subcontractor will remain responsible and liable for its performance in strict compliance with this Agreement, and all other Contract Documents.

Exhibit 10.5 - 4

The Contractor agrees to make "Progressive Payments" (if applicable, per attached Schedules) to the Subcontractor for Work completed based on the applicable pro rata portion of the Contract price, less applicable retention pursuant to the terms and conditions of this Section 15.

Contractor shall have the right to make payments to Subcontractor hereunder by checks payable "Jointly" to Subcontractor and its employees, subcontractors or, suppliers or any of them.

The prices listed in the Contract Documents shall remain in full force and effect through February 28, 2007. Such "effective through" price date shall be strictly enforced. Only price increases that can be substantiated by the Subcontractor will be considered. Contractor shall have the sole and absolute discretion to determine whether to honor the increase(s) and Contractor's refusal to honor the increase shall not be a reason for Subcontractor to withhold performance. Any price increase agreed to by Contractor prior to the expiration of the effective through price date shall only be applicable to new Start Letters and/or Change Orders going forward.

Subcontractor prior to commencement and payment must have submitted a certificate of insurance (as described herein) and listing of suppliers along with their designated performance time at the time of execution of this Agreement. Information shall include a list of names and addresses. The written list of suppliers, upon receipt by Contractor, will be attached to this Agreement as an Exhibit and shall be made an integral part hereof.

Contractor shall, at its option, have the right to offset sums earned by Subcontractor pursuant to this Agreement against all other sums owed to Contractor by Subcontractor, if any under this Agreement or any other agreement between Contractor and Subcontractor.

In the event Subcontractor is in default under the terms of this Agreement, Subcontractor shall not be entitled to payment for any Work or services rendered.
AU sums due and payable to Contractor by Subcontractor for any reason, as stated in this Agreement shall bear interest of the rate of eighteen percent (18%) per annum, commencing as of the date any such obligation becomes due.

16. NON-PAYMENT BY SUBCONTRACTOR: In the event that Subcontractor shall fail at any time to pay the obligations of Subcontractor incurred in the performance of this Agreement, including, without limitation, Subcontractors failure to pay Subcontractor's workmen, funds due to union trust funds and Subcontractors suppliers and subcontractors, Contractor may send a written Notice of Default to Subcontractor as provided in Section 20.

17. WATVER OF LIEN ANDLIEN RELEASE FORMS: At such time as Subcontractor shall submit a purchase order to Contractor for payment in the form required under Section 15, Subcontractor shall accompany each such purchase order with one or more original Waiver of Lien and Lien Release form(s) as may he required and furnished by Contractor (including conditional Waiver of Liens for the portion of the Work described in the purchase order and unconditional Waiver of Liens for any previously paid purchaser orders). Such Waiver of Lien and Lien Release Forms shall cover all labor, materials, supplies and rental equipment and trucking services, if any, which have been provided to the Subject Property as of the date any payment is requested by Subcontractor. An appropriate representative of the firm, person or organization whose name is contained therein shall sign all such Waiver of Lien and Lien Release Forms.

At the time(s) when payment is due to Subcontractor, upon the request of a supplier or subcontractor, Contractor will issue, or will cause to be issued, a check or checks drawn jointly in favor of Subcontractor and the supplier or subcontractor, provided, however, that such request shall be stated on each Waiver of Lien or Lien Release Forms submitted to Contractor. In the absence of any such written request, Contractor, at its option, may issue all such checks in the name of the Subcontractor or such supplier(s), subcontractor(s), or other person(s), firm(s)), or organization(s) to whom Subcontractor is indebted arising out of the Subcontractor's performance under this Agreement.

Exhibit 10.5 - 5

18. RIGHT TO WITHHOLD AND DISBURSE FUNDS: In addition to the withholding of a retention, or retention's, as described above but subject to Section 15,Contractor, in its sole discretion, may withhold and disburse from payments otherwise due to Subcontractor such sums as shall be necessary to apply for payment of any other item(s) stated in this Agreement in order that Contractor may protect itself from loss on account of any non-payment or damages caused by Subcontractor, and/or, if in the opinion of Contractor, Subcontractor shall sustain financial difficulty or shall otherwise be unable to pay Subcontractor's suppliers, subcontractors and/or workmen performing Subcontractor's Work pursuant to this Agreement or shall fail to perform Subcontractor's covenants, as stated in Section 23 of this Agreement. Contractor, from funds due or to become due to Subcontractor, in Contractor's sole discretion, may pay any suppliers, subcontractors and/or workmen, contributions to all union health, welfare, vacation, pension, or other Union Trust Funds which constitute obligations of Subcontractor and all taxes of any type or nature associated with the Subcontractor's performance under this Agreement and which are obligations of Subcontractor, either with or without the presentation by Subcontractor of approved bills, invoices, time sheets, statements and other data, and such payment by Contractor shall apply on account toward the amount otherwise owing the Subcontractor pursuant to this Agreement.

19. WORK SUBJECT TO ACCEPTANCE: The lapse of time shall not be construed as an acceptance by Contractor of any Work performed by Subcontractor. Payment by Contractor to Subcontractor pursuant to the provisions of this Agreement shall constitute acceptance; provided however, any such acceptance shall not bar the assertion of any deviations &am the Contract Documents or for deviations from the applicable rules, regulations and requirements of any governmental agency which shall be discovered by Contractor or others subsequent to the acceptance of Subcontractor's Work, in Contractor's sole and absolute discretion.

20. DEFAULT: In the event that Subcontractor is in "default" of this Agreement but Contractor permits Subcontractor to continue to perform hereunder, Subcontractor shall not thereby be relieved of the obligations arising out of said default nor shall such continued performance be construed as a waiver by Contractor of the default and Contractor may deduct or withhold all payments then or thereafter due Subcontractor the amount of all expenses and/or damages incurred by Contractor arising out of said default subject to Section 15. If Subcontractor is in default and fails to cure such default within forty-eight (48) hours after oral (including in person or by telephone) or written (including electronic mail) notice from Contractor, Contractor can provide oral (including in person or by telephone) or written (including electronic mail) notice for Subcontractor to cease all Work and performance hereunder and den pursue its remedies as set forth in Section 21 or all other remedies available at law or in equity or in this Agreement.

21. REMEDIES: In the event that Subcontractor shall fail to eliminate a default within the 48-hour period referred to above, Contractor may take any of the following actions in addition to all other legal or equitable remedies available to Contractor:

a) Contractor may cause the Work of Subcontractor to be completed or remedied by another, including Contractor. Subcontractor shall pay any expenses incurred by Contractor in excess of the amount to have been paid to Subcontractor for his performance under this Agreement after the receipt by Subcontractor of a statement from Contractor. Such expenses shall include, without limitation the cost to complete, Contractor's overhead expense, reasonable attorneys' fees, costs, expert costs, real property taxes and interest on any loan(s) on the Subject Property incurred by Contractor by reason of the default by Subcontractor. Any retention payments pending at the time of withdrawal from Contract shall be forfeited to Contractor.

b) Contractor may take possession of all materials installed and accepted or invoiced to Contractor remaining on the Subject Property. Contractor may use the same and Contractor is hereby granted a lien against all such materials that remain in the possession of the Contractor pursuant to this Agreement.

c) Contractor may terminate the rights and privileges of Subcontractor under this Agreement.

Exhibit 10.5 - 6

22. REMOVAL OF DEBRIS, RUBBISH AND SURPLUS MATERIALS: Subcontractor shall have the sole responsibility for the prompt cleanup and removal hm the Subject Property of all debris, rubbish and surplus materials resulting from the Work. Subcontractor agrees to cleanup and remove all of said debris, rubbish and surplus materials as the Work progresses and at the completion of the Work Subcontractor further acknowledge that if it does not promptly cleanup and remove such debris, rubbish and surplus materials, Contractor may do so and will impose the cost thereof against amounts due Subcontractor under this Agreement as otherwise provided herein.

23. COVENANTS OF SUBCONTRACTOR: Subcontractor covenants and certifies as follows:

a) That all funds received by Subcontractor from Contractor shall be used used to discharge obligations incurred by Subcontractor to its subcontractors and suppliers in the performance of the Work described herein.

b) That Subcontractor is experienced and fully capable of performing under and fulfilling the requirements of this Agreement and is duly licensed by the Contractor's State License Board to do and perform all Work required by the Agreement.

c) That Subcontractor shall obtain at Subcontractor's expense any and all licenses and permits required of Subcontractor by the governmental agencies having jurisdiction over the Subject Property and upon request shall exhibit such licenses and permits to Contractor.

d) That Subcontractor shall promptly pay, before delinquent, all Social Security Taxes, all Income Taxes withheld from wages of employees (State and Federal), together with all other taxes imposed upon Subcontractor as an employer in connection with the labor to be performed by Subcontractor under this Agreement, and all Sales Taxes, if any, upon materials and supplies installed by Subcontractor on the Subject Property.

e) That Subcontractor shall promptly pay before the same become delinquent, all of Subcontractor's required contributions to union, health, welfare, vacation, pension or other union trust funds. Subcontractor also agrees, upon request by Contractor, to promptly obtain periodic written statements from each and all of said Union Trust Funds setting forth the status of the payment of supplement fringe benefits by Subcontractor to said Union Trust Funds at any time before, during or after performance of this Agreement.

f) That Subcontractor shall diligently perform all Work required of Subcontractor under this Agreement per attached Exhibit A.

g) That Subcontractor shall promptly begin Work, suspend Work or resume Work when notified, either orally (including in person or by telephone) or written (including electronic mail), by Contractor to do so as provided herein.

h) That Subcontractor shall not deviate from the tern- and provisions of the Contract Documents nor shall Subcontractor perform any work not described in the Contract Documents unless and until a written Start Letter has been executed by each of the parties hereto. Subcontractor acknowledges that there shall be no compensation for any Work performed by Subcontractor unless the same is described in the Contract Documents, Start Letter or Change Order document.

i) That Subcontractor has inspected the Subject Property and is familiar with and accepts the condition of said property as it exists, and states that there shall be no requests by Subcontractor for additional compensation due to site conditions, surface contours, sewer location, soil condition, power, water or gas location, drainage, ground water, trees, fill ground, rock, subsurface conditions or any other conditions of the Subject Property. In connection therewith, Subcontractor acknowledges that Subcontractor has consulted with the Governmental Agencies having jurisdiction over the development of Subject Property and Subcontractor shall include within the amount to be paid Subcontractor for the performance of this Agreement the cost and expense of complying with any and all conditions that be may required by said Governmental Agencies.

Exhibit 10.5 - 7

j) That Subcontractor shall not perform any Work on the Subject Property other than during the established working hours, as determined by the Contractor unless Subcontractor receives prior approval by the Contractor's Project Superintendent.

k) That Subcontractor shall not allow (1) any of its workmen to possess or consume alcoholic beverages or use drugs on the Subject Property, (2) excessive loud radios or stereos to he brought onto or played on the Subject Property, (3) minors or pets on the Subject Property or (4) any other similar occurrence or circumstance on the Subject Property which is not consented to by Contractor, as determined in Contractor's sole and absolute discretion.

l) That Subcontractor shall be responsible for any and all loss or damage to or theft of Subcontractor's materials, supplies, fixtures until final installation and acceptance by Contractor, which shall be recognized as provided herein subject to any warranties as may be provided by Subcontractor. Subcontractor shall at all times in the performance of this Agreement protect the Work performed by Subcontractor. Subcontractor fur the^ indemnifies and holds harmless, and will defend and reimburse Contractor for damage to the Subject Property and the Work caused by Subcontractor or its subcontractor suppliers, agents, employees or representatives.

m) That as of the date hereof, Subcontractor is not delinquent in the payment of any sums owed to any union trust fund, governmental agency, subcontractor, supplier or any other person relating to Work on the Subject Project
n) That Subcontractor shall give, furnish and render his best skill, judgment time and supervision in cooperation with Contractor in the performance of this Agreement.

24. EXPRESS ANDIMPLIED WARRANTIES: Subcontractor hereby expressly warrants and guarantees to Contractor that all materials installed and workmanship performed by Subcontractor pursuant to this Agreement shall be free from defects as follows:

a) For a period, as specified by the State of Arizona Registrar of Contractors, £corn the date of acceptance by Contractor if the Work performed by Subcontractor pursuant to this Agreement is not an integral part of the construction of the improvements (offsite construction); or

b) For a period, as specified by the State of Arizona Registrar of Contractors, from the date of occupancy if the Work performed by Subcontractor pursuant to this Agreement is an integral part of the construction of the improvements. (onsite construction). The "date of occupancy" is hereby defined to be the date upon which the improvements are approved or certified for occupancy by the applicable Governmental Agencies; or

c) For such longer period of time as is provided elsewhere in the Contract Documents, and for as long as manufacturer's guarantees apply (if applicable), and Subcontractor hereby assigns any such warranties or guarantees to Contractor upon completion.

In the event that during said period of time any faulty or defective materials or faulty or defective workmanship shall be discovered, Contractor shall give written notice thereof to Subcontractor with the request that Subcontractor remedy or repair said defect at the sole expense of the Subcontractor. Subcontractor covenants that it shall commence and pursue diligently the repair or remedying of said defect within forty-eight (48) hours after receipt of notice. This warranty or guarantee is intended to and does hereby obligate Subcontractor to perform any and all corrective work or services which may be reasonably requested by Contractor or the then owners of the Subject Property, or any portion thereof. Neither final payment nor any other provision in this Agreement shall relieve Subcontractor of the sole responsibility for  such corrective work based upon such faulty or defective materials or workmanship.

Exhibit 10.5 - 8

In the event that Subcontractor fails to commence such corrective work within said forty-eight (48) hour period, or fails to diligently pursue to completion such correction work, then, at its option, Contractor may perform said corrective work or have the same performed at the expense of the Subcontractor, including but not limited to, actual cost, overhead and profit, reasonable attorneys' fees, costs and expert costs, with payment due to Contractor by Subcontractor upon receipt by Subcontractor of a statement of said expenses, all as liquidated damages, the parties agreeing and hereby stipulating that the exact amount of damages would be extremely difficult to ascertain and that such expense constitutes a reasonable and fair approximation of such damages.

In addition to the foregoing express warranty, Subcontractor acknowledges that Subcontractor shall be liable for the breach of such additional implied warranties, if any, as are imposed by law based on Subcontractor's performance under this Agreement. Breach of an implied warranty by Subcontractor shall be treated in the same manner as the breach of express warranty.

Subcontractor acknowledges that Contractor, the owner of the Subject Property, or their respective affiliates, have entered, or will enter, into contracts with residential homebuyers for the purchase of dwelling units within the Subject Property ("Third Party Contracts'?. Such Third Party Contracts, together with the State of Arizona Registrar of Contractors rules, Arizona statutes and Arizona laws will provide the residential homebuyer with certain express and implied warranties (the "Third Party Warranties") relating to, amongst other things, the Work performed by Subcontractor. As such, Subcontractor agrees to warrant all of the Work and guarantee such Work to the fullest extent required by the State of Arizona Registrar of Contractors rules, Arizona statutes or Arizona law for the maximum time periods thereby imposed and to protect, hold harmless, defend and indemnify Contractor and the owner of the Subject Property from any claims filed by a third party homebuyer relating to the Work, including, but not limited to, defective construction, materials or workmanship. To the extent that such Third Party Warranties are transferable to any subsequent homebuyer(s) after the initial Third Parry Contract, the provisions of this paragraph (including the indemnity) shall survive.

In the event that the materials installed by Subcontractor are determined by a court or legal tribunal to be "Consumer Products" as defined in the Magnuson-Moss Warranty Act" or are otherwise subject to federal, state and local governing legislation'& rules, Subcontractor will strictly comply with all of the standards and requirements of such federal, state and local governing legislation or rules.

25. INSURANCE: Subcontractor agrees to procure and maintain, in full force and effect during his performance under this Agreement, the Certificate of Insurance (submitted to Contractor within forty-eight (48) hours of execution of this Agreement) with the following stipulations attached:

a)           Subcontractor agrees to obtain, maintain, and pay for such workers compensation and employer's liability insurance as required by law. The policy will provide a waiver of subrogation in favor of Contractor and the owner of the Subject Property. In addition, there must be a waiver of statutory lien rights.

Exhibit 10.5 - 9

b) Subcontractor agrees to obtain, maintain and pay for commercial general liability insurance and other insurance as indicated herein. Such coverage shall be on a Primary Basis, and the parties agree that any insurance relating to the Subject Property or otherwise as maintained by Contractor or the owner of the Subject Property shall be excess and non-contributory. If any policy contains a general aggregate limit then the policy shall be endorsed to provide a per project aggregate limit for the Work under this Agreement. The completed operations coverage shall be maintained for a period of two (2) years after substantial completion of the project or for such longer time period as required in the Contract Documents.

Subcontractor shall maintain the following limits of liability unless expressly modified by the contract documents:

$1,000,000 Each Occurrence
$2,000,000 General Aggregate $1,000,000 Personal Injury $2,000,000 Products Completed Operations Aggregate $1,000,000 Business Automobile
Liability (combined single limit for all owned, non- owned and hired vehicles)
$1,000,000 Umbrella Liability Insurance

c) Subcontractor agrees that the owner of the Subject Property, Contractor, and all of their subsidiaries, members as well as their employees, agents, and principals (collectively, "Additional Insureds") are to be expressly made Additional Insureds under such liability policies and that Subcontractor's insurer must evidence the existence of the Additional Insureds via an additional insured endorsement Subcontractor agrees to provide Contractor with a copy of the declarations page of all policies of insurance and the additional insured endorsements. These liability policies will provide Additional Insureds with insurance coverage entitling them to a defense and indemnity from and against any liability or claim of liability arising out of or in any way related to Subcontractor's Work or operations, including bodily injury or property damage related to or arising out of the Subcontractor's use of Hazardous Materials, material suppliers, or by anyone directly or indirectly employed by any of them pursuant to this Agreement, including preparation to perform such Work or operations. Subcontractor shall also list the project(s) said insurance is covering.

d) Subcontractor agrees that such additional insurance coverage will apply regardless of Subcontractor's own fault or negligence, or lack thereof, and will not be limited to the Additional Insured(s)' vicarious or respondent superior liability for the acts or omissions of Subcontractor. Moreover, such additional insurance coverage will apply independently of, and not coextensively with, Subcontractor's indemnity obligations stated herein. The additional insurance coverage required by this Section is intended to be broader in scope and effect than Subcontractor's indemnity obligations, and will apply to any claims or liability arising out of Subcontractor's Work or operations, even if Subcontractor's indemnity obligations do not apply or are prohibited by law.

e) Subcontractor agrees that the additional insurance required by this Section will be primary and not coextensive with any insurance purchased by an Additional Insured. Contractor or the owner of Subject Property may have or may procure for its own account non-contributing insurance without notice to Subcontractor or its insurance company. Any such insurance procured by Contractor shall not be primary or called upon for contribution. Subcontractor agrees that the additional insurance required by this Section will apply even if any Additional Insured is solely negligent or at fault for the damage or injury giving rise to liability or claims of liability.

f) Subcontractor agrees that any contract it enters into with its subcontractors, as well as their lower tier or subordinate contractors for the performance of any aspect of Subcontractor's Work under this Agreement shall expressly bind such other subcontractor to the language and requirements of this Insurance provision, making such obligations applicable to the other contractor to the same extent as to Subcontractor. Subcontractor shall provide Contractor evidence of compliance with this Section within forty-eight (48) hours of execution of this Agreement or the subcontractor or supplier agreements (whichever occurs later).

Exhibit 10.5 - 10

g) Subcontractor's indemnity obligations shall survive the termination of this Agreement and specifically include Subcontractor's duty as indemnitor to hold harmless and defend Contractor and the Owner of the Subject Property for any and all such loss following completion of Subcontractor's Work notwithstanding Subcontractor's insurance carrier's inability to comply with the additional insured, including completed operations and provisions contained in the insurance requirements of this Agreement.

h) All insurance policies shall (i) be issued by an insurance company having a rating of "A" VII or better by A.M. Best Co., in Best's Rating Guide, (ii) provide that Contractor is to receive thirty (30) days written notice prior to non-renewal or cancellation at Contractor's address set forth herein; (iii) be evidenced by a certificate of insurance to be held by Contractor; and (iv) be in form and amounts acceptable to Contractor.

26. INDEMNITY: Subcontractor, its affiliates, officers, members, partners, employees, directors and its subcontractors (the "Indemnifying Parties"), agree to indemnify Contractor, the owner of the Subject Property, their members, partners, officers, directors and employees and the lending institution(s) which provide(s) the funds for the development of the Subject Property (the "Indemnitees"), defend, and shall hold the Indemnitees (in the aggregate and individually) harmless from all liability and claims, demands, incidental and consequential and/or exemplary damages and costs of every kind and nature, including without limitation, attorneys' fees and costs and expert's fees and costs, (including, but not limited to, travel expenses, lodging and other reasonable expenses) arising from the activities of the Subcontractor in the performance and/or non-performance of this Agreement, whether said claims, demands or damages shall be based upon contract or for personal injury, death or property damages, and regardless of whomsoever shall submit such claims and demands. The Indemnifying Parties agree that the obligation and duty to defend, indemnify and hold harmless the Indemnitees is not dependent upon Subcontractor's fault or negligence, but is limited only to the extent that the claims or liability must arise out or relate to the Subcontractor's Work This duty to defend, indemnify, and hold harmless is separate and distinct from Subcontractors insurance obligations herein The Indemnifying Parties duty to defend, indemnify, and hold harmless is not affected or limited by the negligence of any kind or character of the Indemnitees, except that the Subcontractor is not obligated to defend, indemnify or hold harmless any Indemnitee whose sole negligence or fault is the cause of the injuries or damages that give rise to the liability or claims of liability. Said claims, damages, demands and costs shall also include, if applicable, such funds as shall have been disbursed by Contractor to others in payment of obligations of Subcontractor arising out of the performance of this Agreement and/or the amount of sums withheld by the Contractor from those sums due Subcontractor. All obligations of the Indemnifying Parties to the Indemnitees arising out of this indemnification clause shall bear interest as stated herein, with interest to accrue from the date that the Indemnitees make any payment until repaid by the Indemnifying Parties, plus any attorneys' fees, expert costs, and other costs due to the Indemnifying Parties' failure to indemnify as set forth herein.

27. BONDS: At the option of Contractor, Subcontractor shall furnish to Contractor a payment bond and/or a labor and material bond and/or faithful performance bond, or a combination of the above, in form satisfactory to Contractor. An insurance company or companies approved by the Contractor shall issue said bond or bonds. The expense incurred for the premium for such bond(s)) shall be paid by the Subcontractor and not by Contractor. Contractor may request such bond(s) either before or after the commencement of Work by Subcontractor. In the event that Subcontractor shall fail to deliver such bond(s) to Contractor within five (5) days after request by Contractor, Contractor may send a written notice of default to Subcontractor as stated in Section 20 hereof. No such bond(s), nor the surety thereof, shall be exonerated or discharged by reason of the execution of SM Letters and/or Change Orders, and such bonds)) shall be increased or supplemented by an additional or supplemental bond if they amount payable to the Subcontractor, as stated in this Agreement, is increased by the Start Letter an/or Change Order.

Exhibit 10.5 - 11

28. COMPLIANCE WITH OSHA AND OTHER SAFETY REGULATIONS AND GUIDELINES: Subcontractor agrees, in the performance of this Agreement, to comply with all safety orders, rules and regulations imposed pursuant to the Occupational Safety Health Act, commonly referred to as "OSHA" and/or all other safety orders and regulations properly imposed by any other regulatory agencies of the State of Arizona or the United States, including, without limitation, adhering to the following environmental enforcement policy please note that the following violations are recommended for immediate referral to the Maricopa County Attorney's Office, through the Maricopa County Environmental Services Department:

(a) Failing to use dust control measures and generating excessive dust at unpaved parking lots.

(b) Failing to control dust on haul roads and access roads.

(c) Failing to control dust on inactive portions of construction sites.

(d) Failing to maintain at least three inches of freeboard on haul trucks.

(e) Failing to cover loads contained in haul trucks

(f) Spilling dirt onto paved public roadways.

(g) Tract out of dirt, exceeding 50 feet, onto paved public roadways.

(h) Failing to use water to control dust on active portions of a constructive site.

(i) Failing to apply water while disking/tilling, or blading to control weeds,

(j) Parking and/or driving on pads. Any violations or fines incurred due to a Subcontractor's failure to maintain adequate dust control will be back charged to the Subcontractor.

In addition Subcontractor agrees to abide by the following statement regarding the National Pollutant Discharge Elimination System: "I certify under penalty of law that I understand the terns and conditions of the general National Pollutant Discharge Elimination System (NPDES) permit that authorizes the storm water discharges associated with industrial activity from the construction site identified as part of this certification."

29. COMPLIANCE WITH MASTER LABOR AGREEMENT: Subcontractor agrees to comply with all of the terms and provisions of any master labor agreement governing the Work to be performed on the Subject Property whether or not Subcontractor is an actual signatory to said agreement. Subcontractor further agrees to the best of Subcontractor's ability to prevent the occurrence of any strikes, slow-down or other labor difficulties or disputes arising out of the presence of the Subcontractor on the Subject Property or arising out of the activities of Subcontractor.

30. COLLECTIVE BARGAINING AGREEMENT: Subcontractor agrees that if a valid collective bargaining agreement is in effect at the time of this agreement, Subcontractor shall keep same in full force and effect throughout the course of this Agreement. Subcontractor acknowledges that in the event of a default by Subcontractor under this Section 30 of the Agreement, Contractor shall immediately have the option to terminate this agreement without prejudice to the right of the Contractor to invoke any other right or remedy under this Agreement at law or in equity.

31. DISCRIMINATION: During the performance of this Agreement, Subcontractor covenants that it will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin, and that it is, and will be, in compliance with all local, state and federal laws and regulations relating thereto.

Exhibit 10.5 - 12

32. SIGNS: Without the prior written consent of Contractor, Subcontractor shall not place nor permit or cause to be placed or maintained any signs or other advertisement in, on or about the Subject Property, exclusive of any signs on vehicles operated by Subcontractor on Subject Property.

33. PROHIBITION OF ASSIGNMENT: Neither the rights, privileges nor obligations of Subcontractor under this Agreement may be assigned or sublet without the prior written consent of Contractor, which may be granted or withheld in Contractor's sole and absolute discretion, including without limitation, the assignment of any funds due or to become due to Subcontractor pursuant to the terms of this Agreement.

34. WAIVER: No waiver of any breach or default with respect to any covenant or provision herein contained shall be deemed a waiver of any proceeding or succeeding breach or default thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of time for performance of any other obligation or act.

35. EXERCISE OF REMEDLES: The exercise of any remedy provided by law and by the provisions of this Agreement by either of he parties hereto shall not exclude other consistent remedies unless the same are expressly excluded in this Agreement.

36. CUSTOM: Except as expressly provided to the contrary in this Agreement, the custom of the Construction Industry in the County in which the Subject Property is situated shall govern the rights, privileges and obligations of the parties hereto.

37. WRITTEN NOTICE: Any written notice to be given under and pursuant to this Agreement may be delivered personally, may be sent by facsimile or electronic mail, or may be sent by certified mail to the address of the party stated herein to whom such notice is to be given. Such written notice shall be deemed given as of the time of receipt of the notice, however sent. In the event that more than one method of sending a notice is used, the notice shall be deemed given as of the time of receipt of the fist notice received. In the event that either Contractor or Subcontractor shall change addresses during the period that this Agreement is in effect, such change of address shall be sent to the other party pursuant to the foregoing provisions.

38. DISPUTE RESOLUTION: Any dispute arising under this Agreement shall be resolved in accordance with this Section.

a) Written Notice. Subcontractor shall have no claim for breach of this Agreement, any related documents and/or Contract Documents or for any other dispute arising thereunder unless it has fist given written notice of any such claim and Contractor or the owner of the Subject Property has not resolved such claim within thirty (30) days of receipt of said written notice.

b) Mediation. In the event that any dispute that has been the subject of a written notice required by Section 38a has not been satisfied within thirty (30) days of receipt thereof, no party shall have any right to proceed with such claim until the claim has been submitted to mediation. Such mediation shall be conducted under the mediation rules of the American Arbitration Association ("AAA").

c) Arbitration. In the event that the parties have not been able to resolve the dispute under the mediation provisions of Section 38b, the parties agree to submit the matter to binding arbitration with the Phoenix regional office of the AAA in accordance with the then existing commercial arbitration rules of the AAA. Arbitration of such dispute shall be mandatory and binding. Any dispute over whether any particular matter is arbitrable shall also be submitted to mandatory, binding arbitration in compliance with this Section 38c. The decision of the arbitrator shall be final and binding upon the parties and no appeal shall be taken therefrom. Judgment to enforce the decision of the arbitrator, whether for legal or equitable relief, may be entered in any court having jurisdiction thereof, and the parties hereto expressly and irrevocably consent to jurisdiction and venue in Maricopa County Superior Court in Arizona for enforcement of any award. In the event a dispute is submitted to arbitration pursuant to this Section 38c, the Contractor and the owner of the Subject Property shall he entitled to the payment of their reasonable attorneys' fees and costs if they are the prevailing party. All of the parties shall keep all disputes and arbitration proceedings strictly confidential, except for disclosures of information required by applicable law or regulation.

Exhibit 10.5 - 13

39. MISCELLANEOUS: As listed below and per any miscellaneous information listed in the Scope of Work.

a) Time is of the essence of this Agreement.

b) All materials used by Subcontractor in the performance of this Agreement shall be suitable and of good quality.

c) All equipment used by Subcontractor on the Subject Property shall be subject to the inspection and approval of Contractor.

d) Compensation for all labor and materials necessary to enable Subcontractor to properly complete the Work to be done pursuant to this Agreement, together with Subcontractor's overhead and profit, is included in the total amount to be paid to Subcontractor, as set forth in this Agreement.

e) For all purposes of this Agreement, Subcontractor is an independent contractor and is not any employee of or otherwise associated with Contractor.

f) In the event that any provision hereof is found to be void or unenforceable, all of the remaining provisions of this Agreement shall be fully effective and shall not be affected by the void or unenforceable provision(s).

g) Subject to the clause restricting assignment, this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of each of the parties hereto.

h) In the event that Subcontractor is a sole proprietorship or a partnership and in the further event of the death of the Subcontractor or of one of the partners thereof during the performance of this Agreement, such death, at the sole option of the Contractor, may terminate this Agreement, except as to any rights or privileges that shall have accrued prior to said death

i) However the context of this Agreement shall require, the masculine shall include the neuter and feminine, the neuter shall include the masculine and feminine, the singular shall include the plural and the plural shall include the singular.

j) This Agreement shall be construed as a whole in accordance with its fair meaning, the captions being for the convenience of the parties only. In the event of a dispute regarding the terms of this Agreement, this Agreement will not be construed against one party over another. Subcontractor has bad an attorney review this Agreement or had an opportunity to have an attorney review it. The captions are not intended to fully describe or define the provisions of this Agreement to which they pertain.

k) At the time when requested by Contractor, Subcontractor shall make available to Contractor any documents necessary to support pay applications or its Work on the Project.

1) Subcontractor acknowledges having read each page of this Agreement including any and all Addendums and Exhibits, if attached hereto, and fully understands the Work to be performed and the documents Subcontractor needs to submit and Subcontractor's obligations with reference hereto.

m) The name and address of the Contractor for the Subject Property is MARACAY CONSTRUCTION, L.L.C., 15160 North Hayden Rd., Suite 200, Scottsdale, Arizona, 85260, telephone number (480) 970-6000, fax number (480) 970-8899.

n) In the event that Contractor shall at any time provide equipment to be used by Subcontractor in the performance of this Agreement, Subcontractor's use thereof shall be at Subcontractor's own risk.

Exhibit 10.5 - 14

o) This Agreement contains the entire agreement between Contractor and Subcontractor and supersedes all prior conversations and negotiations between the parties on the subject matter of this Agreement. Contractor and Subcontractor agree, that, except as specifically provided herein, neither party has made any representations, warranties or agreements as to any matters concerning the subject matter of this Agreement. This agreement shall be construed as if both parties prepared this Agreement. Any and all Exhibits, Addendum and referenced attachments hereto, hereby become an integral part of this Agreement by reference.

40. CLAIMS: All claims by Subcontractor against Contractor for damage to the Work alleged to have been caused by Contractor, or other subcontractor or third parties or for any addition to the Purchase Price or time must be presented to the Contractor in writing within ten (10) calendar days after occurrence of the event giving rise to such claim. Failure to submit a written claim will bar any recovery for any additional payment or time under this Agreement.

41. NON-EXCLUSIVE LICENSE: Subcontractor hereby grants to Contractor and Contractor's members, partners, affiliates, officers, directors and employees a non-exclusive license to use Subcontractor's product photography from any source (including, without limitation, any websites, catalogs, or other similar sources); provided however, if requested in writing by Subcontractor, such use shall conspicuously include recognition and acknowledgement of Subcontractor's rights to the photography, including any copyright and for trademark insignia provided by Subcontractor. Subcontractor hereby warrants and represents that no third party has any rights (copyright, trademark or otherwise) to the photography and if any third party shall make a claim against Contractor for infringement of such third party's rights in the photography, Subcontractor agrees to indemnify, defend and hold Contractor harmless from any such claim.

MARKAY CONSTRUCTION LLC., and Arizona Limited Liability Company:

BY: /s/ Rick Stark
Rick Stark

Floor Art, LLC

BT: /s/Client Relations
ITS: Client Relations

IN WITNESS WHEREOF, the parties have set their hands and seals the day herein ht above written.
ITS: MANAGER
SUBCONTRACTOR

Exhibit 10.5 - 15

MARACAY CONSTRUCTION, LLC.

EXHIBIT B

SAFETY PROCEDURES AND PROJECT SITE RULES AND REGULATIONS

The following policies have been instituted and shall be binding on Subcontractor in order to permit Contractor to properly safeguard the Project Site and maintain control over the physical premises, with a view toward eliminating theft, vandalism, avoiding unnecessary Project Site injuries caused by accidents, and alleviating the likelihood of work slowdowns, stoppages and products delays resulting from disruptions. Such procedures, rules and regulations are as follows:

1. Safety Precautions. Subcontractor shall take all reasonable safety precautions with respect to the performance of the Work, shall comply with all safety measures initiated by Contractor and shall comply with all applicable laws, ordinances, rules, regulations, standards and orders with respect to the safety of persons or property, including without limitation all applicable laws, ordinances, rules, regulations and orders of the Occupational Safety and Health Act, 29 U.S.C. section 651 et seq. ("OSHA") and Arizona Occupational Safety and Health Act, Arizona Revised Statutes section 23-401 et seq. ("ARIZ.IOSHA") or any other applicable public authority (collectively, "Safety Rules").

 a ) Subcontractor shall protect the materials and the Work from deterioration and damage during construction and shall store and secure flammable material from fire, remove oily rags, waste and refuse from buildings at the end of each work day.

 b) Subcontractor shall maintain all temporary walkways, roadways, trench covers, barricades, colored lights, danger signals and other devices necessary to provide for safety in traffic.

 c) Subcontractor shall immediately notify Contractor of any accident, death, traumatic injury or occupational disease occurring on the Project Site, and a senior executive of Subcontractor shall visit the Project Site within 24 hours of such an event to review what occurred and to plan steps to prevent further deterioration of safety performance. Subcontractor shall make a complete written report to Contractor of any accident, death, traumatic injury or occupational disease occurring on the Project Site or of any damage to any person, properly, materials, supplies or equipment incident to the Work within three (3) days of the date of such injury, or damage, including, without limitation, any injury which may result in an employee of Subcontractor being unable or unfit to work for any period of time.

 d) Subcontractor recognizes that Contractor has the right (but not the obligation) to ascertain whether or not the personnel and equipment of Subcontractor are in compliance with the requirements of OSHA or ARIZ./OSHA This right is applicable even when direct employees of Contractor are not involved. Contractor's project representative shall have the right to examine any equipment brought to the job by Subcontractor and to inform Subcontractor of any requirement that Subcontractor's employees and agents wear protective equipment or otherwise observe good safety practice. In the event Contractor becomes aware of any violation of the Safety Rules by Subcontractor or any employee or agent of Subcontractor, Contractor (or its Representative) shall have the right to provide Subcontractor with a written notice (the "Safety Notice") of such failure to comply with the Safety Rules. Such Safety Notice shall be sent by Contractor to Subcontractor at the address given on the first paragraph of this Subcontract and to Subcontractor's field representative and Safety Notice will apprise Subcontractor of a failure to adhere to the Safety Rules. If Subcontractor fails to rectify the applicable violation(s) of the Safety Rules within twenty-four (24) hours of receipt of the Safety Notice, Subcontractor shall be deemed to be in default under this Subcontract pursuant to Paragraph 22.

Exhibit 10.5 - 16

MARACAY CONSTRUCTION, LLC. Page 2

 a) Subcontractor also recognizes the obligation of its employees, agents and visitors to comply with common sense and other general safety standards in connection with the Work.

 b) Subcontractor shall conduct inspections to determine that safe working conditions and equipment exist and accepts sole responsibility for providing a safe place to work for its employees and for employees of its sub- subcontractors and suppliers of material and equipment, for adequacy of and required use of all safety equipment and for full compliance with the Safety Rules.

 c) With the exception that this Exhibit D, Paragraph 1 shall in no event be construed to require indemnification by Subcontractor to a greater extent than permitted under the public policy of the State of Arizona, Subcontractor shall indemnify and save harmless Owner and Contractor, including their officers, agents, employees, affiliates, parents and subsidiaries, and each of them, of and from any and all Claims arising out of or in connection with Subcontractor's operations performed under this Subcontract which constitute a violation or infraction by Subcontractor of any Safety Rule or other safety requirement described in this Exhibit D, Paragraph 1.

2. Compliance with Environmental. Health and Safety Standards.
a. Compliance with Hazardous Substances Laws. Subcontractor shall not, in connection with this Subcontract or the Work, use, possess, handle, transport, emit release or discharge any chemical, material or substance except as permitted by, and in strict compliance with, all applicable Laws, including, without limitation, the Comprehensive Environmental Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq ;the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801 & 3.;the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901%.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.;the Occupational Safety and Health Act, 29 U.S.C. Section 651 et a.; the Arizona the Arizona Occupational Safety and Health Act, Arizona Revised Statutes Section 23401 et seq; Environmental Quality Act, Arizona Revised Statutes, Title 49 (referred to hereafter individually as "Hazardous Substance Law" and collectively as "Hazardous Substances Laws").

 b. Warnings. Subcontractor shall, at its sole expense, provide any and all notices and warnings required under all Hazardous Substances Laws with respect to any chemicals, materials or substances which Subcontractor, and its employees and agents, use, possess, handle, transport, emit, release, or discharge in connection with this Subcontract or the prosecution of any and all contract or non-contract work without limitation, the Work.

 c. Labeling. MSDS Requirement . Contractor and all of its affiliated and subsidiary companies are firmly committed to providing employees with information about any hazardous work environment. As a matter of Contractor's company policy to provide its employees with information about hazardous chemicals on any Project Site through container labeling and Material Safety Data Sheets (MSDS), Subcontractor shall be obligated to compile a list of all hazardous chemicals that will be used on the Project Site by reviewing container labels and MSDS sheets. The list must be updated as necessary and shall be provided to Contractor's Representative at the Project Site with a copy to the main office of Contractor. Each container of materials deemed hazardous under the Hazardous Substances Laws which is used by Subcontractor on the Project Site shall, in addition to being properly labeled under applicable Hazardous Substances Laws, at a minimum list the contents of the container, appropriate hazard warnings and the name and address of the manufacturer, importer, or other responsible parties to the extent not already required under the Hazardous Substances Laws. In addition, Subcontractor shall label all secondary containers in compliance with applicable Hazardous Substances Laws, but, at a minimum, shall label such containers with either all extra copy of the manufacturer's label, or the signed or generic label that lists the container's contents and appropriate hazard warnings. Subcontractor shall also make MSDS sheets readily accessible to employees at the Project Site. Training of Subcontractor's employees on hazardous chemicals in their work area is solely the responsibility of Subcontractor. It is Subcontractor's sole responsibility to inform its employees about hazards to which they may be exposed and the appropriate protective and safety measures they should take. To ensure that the employees of other contractors have access to information on the hazardous chemicals at Project Site, it is the sole responsibility of Subcontractor to provide to the other subcontractors on the Project Site information regarding where the MSDS sheets arc available, the name and location of the hazardous chemicals to which their employees may be exposed and any appropriate protective measures required to minimize their exposure and an explanation of the labeling system used at the Project Site.

Exhibit 10.5 - 17

MARACAY CONSTRUCTION, LLC. Page 3

(d) Subcontractor warrants that it will immediately notify its employees and Contractor of any serious concealed danger and take immediate, effective action to abate any serious concealed danger of which it is or reasonably should be aware.

3. Clean-Up .Subcontractor shall at all times keep the areas of the Project Site free from the accumulation of waste materials, unsafe materials, or rubbish arising out of the Work, including daily cleanup of all waste and trash generated by Subcontractor during the course of performing the Work. At the end of each work day, Subcontractor shall pile such waste and trash in locations designated by Contractor. Subcontractor shall be obligated to dispose of any material so piled which cannot be disposed of by Contractor in Contractor's ordinary and customary manner. In addition, Subcontractor agrees to remove all trash and waste generated by the Work from the interior of each housing unit on the Project Site in which Subcontractor is performing any part of the Work after completion of the applicable phase of the Work and further agrees to remove all excess materials from each such unit upon completion. Upon completion of the Work, Subcontractor shall remove all of its plans, tools, materials and other articles from the Project Site and any units therein and shall remove from the site all hazardous materials, temporary structures, debris and waste incident to Subcontractor's operation and clean all surfaces, fixtures, equipment, etc. relative to the performance of this Subcontract. Any such cleanup shall be accomplished in adherence with applicable Hazardous Substances Laws. Any hazardous waste required to be disposed of by Subcontractor will be the property of Subcontractor and Subcontractor hereby accepts liability for any and all costs associated with handling, transportation and disposal of such waste, including, without limitation, costs associated with the remediation of any sites to which the waste was sent. Contractor may hereafter, at its option and without waiver of such other rights as it may have, upon ten (10) days written or oral notice, treat all such articles as abandoned propw. Subcontractor acknowledges that the failure to perform such waste and trash removal obligations as set forth in this Exhibit D, Paragraph 3 shall cause Contractor to incur damages and the parties hereto agree that Contractor shall have the right to backcharge Subcontractor at a rate of thirty-five dollars ($35.00) per hour for any cleanup not properly completed by Subcontractor.

4. Operation of Vehicles. Subject to the insurance requirements of Paragraph II of the Subcontract, Subcontractor agrees that the operation of vehicles in or about the Project Site by Subcontractor or the employees or agents of Subcontractor (including material delivery vehicles operated by material suppliers of Subcontractor) shall be as follows: (a).using only the designated entries to enter the Project Site, (b) using only established roadways and temporary roadways as authorized by Contractor, (c) no crossing of curbs or sidewalks without prior approval by Contractor and (d) observing a speed limit of 15 miles per hour within the entire Project Site. In the event the vehicles of Subcontractor, Subcontractor employees or agents, or Subcontractor's material suppliers cause damage to curbs, sidewalks, landscaping or concrete surfaces within the Project Site or cause any other damage to the Project Site, Contractor may effect the repair of such damage and Subcontractor shall be obligated to immediately reimburse Contractor for all actual expenses incurred by Contractor thereby.

5. Parking of Vehicles. It shall be the responsibility of Subcontractor (a) to control the traffic generated by its employees on the Project Site under the direction of Contractor's Representative (b) to enforce restrictions against parking on roads within the Project Site, and (c) to provide necessary parking areas for all workers in suitable locations as approved by Contractor. In the event Contractor has to tow vehicles owned by Subcontractor, its agents or employees to maintain ingress and egress to the Project Site, all such towing charges will be backcharged to Subcontractor. Neither Subcontractor nor Subcontractor's agents, employees or material suppliers shall be permitted to park vehicles in driveways, garages or carports of the housing units (whether completed or being constructed) within the Project Site nor shall such vehicles be parked upon sidewalks located within the Project Site. In the event Subcontractor, its agents or employees or its material suppliers do park vehicles in such restricted areas, Contractor shall have the right to fine or backcharge Subcontractor $100.00 per vehicle per day and Contractor shall have the right to be reimbursed for any damages resulting to such driveways, garages, carports or sidewalks in cash or in the form of backcharges.

6. Toilet Facilities. Contractor agrees to provide portable toilet facilities within the Project for the use of Subcontractor's agents and employees. Subcontractor and its employees and agents are not permitted to use the toilet facilities or bathrooms of any housing unit (completed or being constructed) within in the Project Site. In the event that Subcontractor or Subcontractor's agents or employees actually use the toilets or bathrooms of such housing units, Contractor shall have the right to fine or backcharge Subcontractor $100.00 per occurrence.

Exhibit 10.5 - 18

MARACAY CONSTRUCTION, LLC. Page 4

7. Unacceptable Behavior. Unruly behavior, the drinking of alcoholic beverages, the use of illegal drugs and/or the playing of loud music by Subcontractor or its employees or agents shall not be permitted within the Project. In the event that Subcontractor or Subcontractor's agents or employees engage in such activities, Contractor shall have the right to fine or backcharge Subcontractor $100.00 per occurrence. Contractor shall also have the right to request that the offending party leave the Project Site immediately and Subcontractor agrees to abide by such request. Contractor may require Subcontractor to remove from the Project Site such employees as Contractor deems incompetent careless, insubordinate or otherwise objectionable, or whose continued employment in connection with the Work is deemed by Contractor to be contrary to Contractor's best interests or the public interest.

8. Food and Beverages. Neither Subcontractor nor Subcontractor's employees or agents shall be permitted to eat food or drink beverages within a completed housing unit. Subcontractor and Subcontractor's agents and employees shall be responsible for the cleanup of trash generated by any eating and drinking within the Project Site, in the manner described above.

9. Counter-Tops. Subcontractor acknowledges that none of the furnished counter-tops contained within or to be contained within each housing, unit in the Project Site shall be used by Subcontractor or its employees or agents for the placement of tools or for use as a work surface. The placing of tools or using of such counter-tops as a work surface by Subcontractor or its agents or employees shall give Contractor the right to fine or backcharge Subcontractor $100.00 per occurrence in addition to any costs incurred to repair or replace any damaged counter-top.

10. Pets. Subcontractor agrees that no pets (other than seeing-eye dogs) shall be brought to the Project Site by Subcontractor or its agents or employees. In the event any such pets are permitted within the Project Site by Subcontractor or its agents or employees, Contractor shall have the right to fine or backcharge Subcontractor $100.00 per occurrence.

11. Subcontractor Warranties and Representations Regarding Injury and illness Prevention Program and other Safety Programs. Contractor and all of its parent, affiliated and subsidiary companies are firmly committed to compliance with all requirements of OSHA, ARIZ.IOSH.4 and all other Safety Rules and requires all subcontractors to commit to a goal of a safe workplace and zero accidents on the Project. Accordingly, Subcontractor represents and warrants that:

Subcontractor has adopted and implemented in compliance with ARIZ.IOSH.4 an Injury and Illness Prevention Program. In that connection,

(a) Subcontractor has read, understands and will comply with Contractor's Safety Instructions;

(b) Subcontractor has appointed a Safety Program Administrator who has the authority and responsibility to implement the Safety Programs;

(c) Subcontractor has trained its employees and all others who will he on the Project Site under Subcontractor's supervision or at Subcontractor's request (collectively "Employees") in safe and healthy work practices;

(d) Subcontractor will use disciplinary procedures to ensure compliance with such safe and healthy work practices;

(e) Subcontractor has established procedures for reporting unsafe conditions and communicating with Employees on matters relating to occupational safety and health;

(f) Subcontractor has developed and will conduct a program of inspections to identify and evaluate hazards at the Project Site and elsewhere, as related to the Work;

(g) Subcontractor has established and will implement procedures for correcting unsafe or unhealthy conditions and work practices; and

Exhibit 10.5 - 19

MARACAY CONSTRUCTION, LLC. Page 5

(h) Subcontractor has established and will implement procedures for investigating occupational injuries and illnesses.

(i) Subcontractor has adopted and implemented a Hazard Communication Program in accordance with the Safety Rules, and such other safety programs as may be required by OSHA and ARIZ./OSHA and the regulations thereunder (collectively, the "Safety Programs"). Upon request, Subcontractor shall furnish copies of all of these
Safety Programs to Contractor, and shall provide Contractor with w&en proof that Subcontractor conducts required inspections of the Project Site and equipment and training of its employees, and maintains required records.

12. Indemnity. Without limiting the generality of Paragraph 12 of the Subcontract and provided this Paragraph 12 of Exhibit D shall in no event be construed to require indemnification by Subcontractor to a greater extent than permitted by law and without limitation to Contractor's rights and remedies in the event of breach of this Subcontract, Subcontractor shall indemnify, defend and hold harmless the Indemnified Parties, as defined in Paragraph 12 of the Subcontract, from and against all Claims, as defined in Paragraph 12 of the Subcontract, arising out of or encountered in connection with any alleged or actual violation of any Hazardous Substances Laws, the Safety Rules and any alleged or actual breach of any warranties or representations made by Subcontractor in connection with

(i) this Subcontractor (ii) the prosecution of any and all contract or non-contract work relating to the Project by Subcontractor or anyone directly or indirectly employed by Subcontractor or anyone for whose acts Subcontractor may be liable, regardless of whether such alleged or actual violation is caused in part or contributed to by an act or omission to act by Contractor, or anyone directly or indirectly employed by Contractor or anyone for whose acts Contractor may be liable, or by Contractor's failure to comply with any Law relating to the subject or this Subcontract or the performance of the Work thereunder. The Subcontractor's obligations under this paragraph shall apply with fullforce and effect regardless of any concurrent negligence, whether active or passive, primary or secondary, by Contractor, by anyone directly or indirectly employed by Contractor, or by anyone for whose acts Contractor may be liable. However, Subcontractor shall have no obligation to indemnify any Indemnified Party against liability for any Claims arising from the sole negligence or willful misconduct of such Indemnified Party, or independent contractors, other than Subcontractor, who are' directly responsible to such Indemnified Party or for defects in design furnished by Contractor, its agents or employees or independent contractors, other than Subcontractor, who are directly responsible to such Indemnified Party.

ACKNOWLEDGED AND ACCEPTED BY:

MARACAY CONSTRUCTION, LLC., An Arizona Corporation:

BY: /s/Rick Stark
Rick Stark
ITS: Vice President of Construction
COMPANY: (TRADE CONTRACTOR)
ITS President/Owner/Representative

Date: 10/11/06

Exhibit 10.5 - 20

SUBCONTRACTOR'S CONTRACT AGREEMENT

Code No.: 8401844 Description: CARPET & VINYL Contract No.: X1671168.STE This subcontractor's contract agreement ("Agreement") is entered into at Scottsdale, Arizona on this MARCH 1, 2006 by and between Maracay Construction, L.L.C., an Arizona limited liability company (hereinafter referred to as "Contractor"), with its principal place of business situated at 15160 North Hayden Rd. #200, Scottsdale, AZ 85260 and (hereinafter referred to as "Subcontractor") with its principal place of business situated at Floor Art, LLC, 2152 East Cedar Street, Tempe, AZ 85281 (telephone I facsimile) who holds a current and valid Arizona Contractor's License issued by the Registrar of Contractors of the State of Arizona, License No.

WTNESSETH:

Contractor proposes to develop and/or subdivide that certain real property located in SAN TAN ESTATES 4500's ("Subject Property").

Contractor, by this Agreement, has retained Subcontractor to provide an integral part of the development of the Subject Property and the improvements to be constructed thereon and in consideration of the hue, faithful and full performance by Subcontractor of the terms, covenants and conditions of this Agreement, the same being conditions and subsequent to the obligations of Contractor as hereinafter stated, it is understood and agreed by and between Contractor and Subcontractor as follows:

1. CONTRACT DOCUMENTS: This Agreement together with Exhibit A-Scope of Work and Work Schedule, Exhibit B-Payment Schedule, Exhibit C-Safety Procedures, Start Letters (as hereinafter defined), if any, and profiles, including but not limited to, building plans, grading plans, improvement plans, utility layouts, customer Change Orders and redline revisions, are inter-related documents, hereinafter referred to as the "Contract Documents" and by this reference hereby incorporated herein as if fully stated. The Contract Documents are intended to supplement each other, and the Work (as hereinafter defined) exhibited in one document and not in another shall nonetheless be performed as if such Work were exhibited in all documents. Subcontractor hereby acknowledges that the Work of the Subcontractor shall be performed in exact conformity with the applicable potions of the Contract Documents and that copies of the Contract Documents are on rile and available for inspection and reference by the Subcontractor at Contractor's office. Subcontractor acknowledges, warrants and represents, that it has carefully and fully examined and studied the Contract Documents in their entirety and that the Work to be performed by Subcontractor relates to the Work to be performed by other subcontractors and the entire project. The Contract Documents contain all of the covenants and agreements of the parties hereto with respect to the matters contained therein. There are no understandings or agreements between the parties hereto except as expressly stated in the Contract Documents or in this Agreement.

2. CONFLICT OR DISCREPANCIES: In the event that Subcontractor determines that there is a conflict or discrepancy within the Contract Documents, Subcontractor shall immediately cease performance on that portion of the Work which is affected by such conflict or discrepancy and shall bring the conflict or discrepancy to the attention of the Contractor. Contractor will resolve the conflict or discrepancy and Subcontractor shall follow Contractor's instructions with regards to the resolution of the conflict or discrepancy. On the Contract Documents, dimensions shall take precedence over measurements by scale. Before proceeding with the Work, Subcontractor shall check and verify all dimensions and sizes referenced in the Contract Documents. Subcontractor shall assume responsibility for the proper fitting of Subcontractor's materials to parts of other materials or equipment and to the Work

3. START LETTERSICHANGE ORDERS; ALLTHORIZED REPRESENTATWES: It is understood and agreed that the Contract Documents may from time to time be subject to change by Contractor, in Contractor's sole discretion, by adding to or deducting from the Work performed by Subcontractor. All such changes shall be and are denoted "Start Letters" in relation to Custom Changes and "Change Orders" in relation to Basics. There shall be no additional compensation to Subcontractor for additional or extra labor and/or materials furnished by Subcontractor, unless Contractor previously agrees with Contractor and with all other subcontractors in the performance of this Agreement and the development of Subject Property.

Exhibit 10.5 - 21

Subcontractor further agrees to keep thoroughly informed as to the Work of  progress, of all preceeding and following subcontractors and not to interfere with or delay the completion schedule of other subcontractors involved in the development of the project Subcontractor acknowledges to compensation for such extra labor and/or materials in writing. The terms and provisions of this Agreement in its entirety shall be incorporated by reference in any such Start Letter and/or Change Order, and as amended or changed by such Start Letter and/or Change Order, and shall remain in full force and effect. A Start Letter and for Change Order shall contain the provisions for payment of the Work to be performed or a reduction in compensation to Subcontractor for the Work to be performed or deducted pursuant to said Start Letter and/or Change Order. Said payment or reduction may be by unit prices, as set forth in Exhibit A, Exhibit B and/or Exbibit C, or as otherwise stated in the Start Letter and/or Change Order. The Contract Documents shall not be subject to change except by such a written Start Letter and/or Change Order. No person, 5rm or organization shall have any authority whatsoever on the part of Subcontractor or Contractor to make any agreements, representations or warranties, or to mow this Agreement and/or the Contract Documents, or any part thereof, unless the same is reduced to writing in a Start Letter and/or Change Order and signed by an authorized representative of Subcontractor and Contractor. The authorized representative of Contractor for such purposes shall be Rick Stark, unless in writing. The authorized representative of Subcontractor shall be ,unless modified by Subcontractor in writing.

4. WORK TO BE PERFORMED: The specific Work to be performed and completed is described and stated in the plans, specifications, scope of Work, general information and payment schedules as specified and attached hereto as Exhibit A (the 'Work'). The Contractor agrees to pay the Subcontractor upon the full, faithful and prompt performance of this Agreement, subject to all terms and conditions hereof.

5. ACCEPTANCE OF PRIOR WORK OF OTHER SUBCONTRACTORS: In the event that any part of the Work of the Subcontractor pursuant to this Agreement is to be performed in the vicinity of or in reliance upon prior work on the Subject Property by some other subcontractor(s) or by Contractor, and in the further event that Subcontractor shall proceed with his Work, Subcontractor shall be deemed to have accepted the prior work of the other subcontractor or contractor and Subcontractor shall be solely responsible for any damage to or reconstruction performed upon such prior work, even in the event that the prior work was done in a defective manner. In the event that prior to the commencement of performance by Subcontractor, Subcontractor determines that such prior work performed by another subcontractor or contractor is defective, then Subcontractor shall promptly notify Contractor verbally and in writing of the alleged defective work Concurrently with such notification, Subcontractor shall cease Work on the affected portion of the Subject Property until written notification to proceed is received from Contractor as provided herein.

6. MATERLALS AND SUPPLIES: Subcontractor agrees to furnish all labor, materials, tools, equipment and supplies, including but not limited to, machinery , ladders, scaffolding, safety equipment and implements, together with installation, permits, licenses, insurance, trucking and hauling and all other things necessary and required to promptly perform and complete the Work in a good and workmanlike manner, in strict accordance with the Contract Documents, regulations of VA and/or F.H.A. (when applicable), all Federal, State, County and City laws, applicable ordinances and regulations of the Registrar of Contractors, in accordance with the schedule designated by Contractor and attached hereto as Exhibit A and to the complete satisfaction of the governmental agencies and the lending institution(s) concerned with or having an interest in the subject Property.

7. SATISFACTORY WORKMEN: During the process of the Work to be performed pursuant to this Agreement, Subcontractor shall furnish skilled workmen, adequate and suitable material and a qualified superintendent or foreman to act as a representative of Subcontractor on the Subject Property. Said representative shall have the right and power to obligate Subcontractor. Such representative shall at all times be satisfactory to Contractor. If Contractor advises Subcontractor that such representative is unsatisfactory to Contractor, Subcontractor shall promptly replace said representative with another representative satisfactory to Contractor. Subcontractor shall employ workmen of good character and shall promptly replace any workmen who are unsatisfactory to Contractor. All directions given by Contractor to the Subcontractor's representative shall be binding upon Subcontractor as if given directly to Subcontractor.

8. COOPERATION OF SUBCONTRACTOR: Subcontractor expressly agrees to obtain all governmental inspections required in the performance of the Subcontractor's Work and to cooperate that Contractor shall have complete control of the Subject Property and of the Work which is to be performed thereon, and that Contractor has the right to decide the time and the order in which various portions of the Work shall be performed and the priority of the Work of all subcontractors.

Exhibit 10.5 - 22

9. COMMENCEMENT OF WORK: Contractor will notlfy Subcontractor when the Subject Property is ready for the commencement of the Work provided for in this Agreement. Said notice may be oral (given in person or by telephone) or may be written (including electronic mail). Notice shall be given based on Exhibit A, which outlines the Work schedule from date of commencement to finish of the Work by Subcontractor. Upon execution of the Contract Documents, Subcontractor shall supply to the Contractor the following: (i) the amount of time Subcontractor needs to complete the Work; and (u) the amount of advance notice Subcontractor needs to prepare, perform and commence. Failure to meet the Work schedule will be considered a default under the terms and conditions of this Agreement should it be determined in Contractor's discretion that Subcontractor is responsible for the delays. Subcontractor agrees that upon receipt of notice as described in this Section 9, Subcontractor will commence the Work within forty-eight (48) hours of receipt of notice from Contractor, and pursue diligently to completion the Work on the Subject Property pursuant to this Agreement and in accordance with all construction schedules established from time to time by Contractor.

10. FAILURE TO COMMENCE OR RESUME WORK BY SUBCONTR4CTOR: In the event Subcontractor fails to commence Work within forty-eight (48) hours of receipt of notice from Contractor to commence the Work, Contractor may send a written Notice of Default to Subcontractor as set forth in Section 20 of this Agreement. In the event that Contractor suspends Subcontractor's Work, Subcontractor agrees to resume Work within 48 hours of receipt of notice from Contractor to resume the Work Notice as required in this Section 10 may be oral (given in person or by telephone) or may be written (including electronic mail).

11. FAILURE TO COMPLETE WORK BY SUBCONTRACTOR: In the event that Subcontractor shall fail to complete all the Work provided for in this Agreement, or shall, in the opinion of Contractor, improperly perform said Work, use defective materials, use faulty workmanship or fail to diligently pursue the Work to completion, Contractor may send a written Notice of Default to Subcontractor as set forth in Section 20 of this Agreement.

12. DELAY IN COMPLETION: Subcontractor shall not be excused from any delay in the completion of the Work to be performed under this Agreement, except for delays, if any, caused by acts of God, acts of governmental agencies or governmental bodies, acts of public utilities, earthquake, fire and labor strikes (but excluding, without limitation, the financial inability of Subcontractor to perform).

13. FAILURETO GIVE NOTICE TO COMMENCE WORK OR TERMINATION OF CONSTRUCTION BY CONTRACTOR: If, for any reason whatsoever, Contractor does not give notice to Subcontractor to commence the Work contemplated by this Agreement, or any phase thereof, in the manner described in Section 9, this Agreement shall be null and void and unenforceable. In the event that the Work of Subcontractor on the Subject Property ceases or is intempted by acts of God, acts of governmental agencies or governmental bodies, acts of public utilities, earthquake, from labor strikes or any other cause beyond the reasonable control of the Subcontractor and the development of the Subject Property is prevented from commencing or from being completed, this Agreement may be terminated by Contractor by written notice to Subcontractor indicating a termination based upon the terms of this Section 13. In the event of such termination by Contractor and in the event that Subcontractor has partially performed pursuant to the terms and provisions hereof, Subcontractor shall be entitled to receive from the Contractor the reasonable value of the material and service actually rendered and supplied to the Subject Property as of the date of termination, which reasonable value is hereby defined to be the actual cost of such material and spaces furnished, as determined by Contractor, together with a sum equal to ten percent (10%) of the total cost thereof; provided, however, Subcontractor shall not be entitled to any such payment  notwithstanding starts or Work orders, receipt of Work orders, or other signed agreements between the parties evidencing Work starts or Work orders, if the Subcontractor has not actually commenced Work Subcontractor shall not be entitled to be paid any loss of profit on the balance of the Work as stated in this Agreement, nor be paid any damages by reason of such termination, and hereby releases and waives any such claim against Contractor or the owner of the Subject Properly. This provision shall not be applicable in the event of a default by Subcontractor under the terms of this Agreement.

Exhibit 10.5 - 23

14. TERMINATION WITHOUT CALLSE: The Contractor, in its sole discretion, may terminate Subcontractor for Contractor's own convenience, and without any cause or basis for default. In the event that Contractor decides to terminate the Subcontractor under this Section 14, and in the event that Subcontractor has partially performed pursuant to the terms and provisions hereof, Subcontractor shall be entitled to receive from the Contractor the reasonable value of the material and service actually rendered and supplied to the Subject Property as of the date of termination, which reasonable value is hereby defined to be the actual cost of such material and services furnished, as determined by Contractor, together with a sum equal to ten percent (10%) of the total cost thereat provided, however, Subcontractor shall not be entitled to any such payment notwithstanding starts or Work orders, receipt of Work orders, or other signed agreements between the parties evidencing Work starts or Work orders, if the Subcontractor has not actually commenced Work. Subcontractor shall not be entitled to be paid any loss of profit on the balance of the Work as stated in this Agreement nor be paid any damages by reason of such termination, and hereby releases and waives any such claim against Contractor or the owner of the Subject Property.

15. PAYMENT:

NOTICE OF EXTENDED PAYMENT PROVISION

THIS AGREEMENT ALLOWS THE OWNER OF THE SUBJECT PROPERTY TO MAKE PAYMENT WITHIN TWENTY-FIVE (25) DAYS AFTER CERTIFICATION AND APPROVAL OF BILLINGS AND ESTIMATES.

NOTICE OF EXTENDED CERTIFICATION AND APPROVAL PERIOD PROVISION

THIS AGREEMENT ALLOWS THE OWNER OF THE SUBJECT PROPERTY TO CERTIFY AND APPROVE BILLINGS AND ESTIMATES WITHIN TWENTY-FIVE (25) DAYS AFTER THE BILLINGSAND ESTIMATES ARE RECEIVED FROM THE CONTRACTOR
The amounts so earned by Subcontractor will be paid subject to the terms of this Agreement. The Contractor agrees to pay to the Subcontractor for the Work the sum of SEE VENDOR PRICES Dollars ($) ("Contract Price") with funds provided by the owner of the Subject Property.

Any amounts earned by Subcontractor will be paid subject to the following:

a) Subcontractor shall submit purchase orders in the manner and at the time described on the payment schedule set forth on Exhibit B (the 'Payment Schedule"). Contractor will thereafter submit purchase orders to the owner of the Subject Property for Subcontractor's Work Payments will be made in installments for the Work completed by the Subcontractor only after Contractor receives payment from the owner of the Subject Property as set forth on the Payment Schedule.

(1) Each payment, include final payment, shall be due as stated in the Payment Schedule, provided Contractor has received payment from the owner of the Subject Property, but Contractor may withhold all or part of the payment, as applicable, pursuant to A.R.S. Section 32-1129.02(c), for unsatisfactory job progress, defective construction work or material not remedie4 disputed Work, failure to comply with other material provisions of the Agreement, third party claims filed or reasonable evidence that third party claims will be filed, failure of the Subcontractor to make timely payments for labor, equipment and materials, damage to Contractor or another subcontractor or material supplier, reasonable evidence that this Agreement cannot be completed for the unpaid balance of the contract sum or a reasonable amount for retention that does not exceed the actual percentage retained by Contractor, as liquidated damages, the parties agreeing and hereby stipulating that the exact amount of damages would be extremely difficult to ascertain and that such retention constitutes a reasonable and fair approximation of such damages;

Exhibit 10.5 - 24

(2) Notwithstanding any other provision of the Contract Documents, the Subcontractor agrees that payment by the owner of the Subject Property to Contractor for Work performed by the Subcontractor will be a condition precedent to any payment obligation of Contractor to the Subcontractor; provided however that Subcontractor shall have all of the rights and remedies under A.RS. Setions 32-1129.02 and 32-1129.04. The provisions stating the time of interim and final payments are subject to the condition that Contractor will receive from such owner of the Subject Property interim or final payments in at least the amounts payable to the Subcontractor on account of Work done by the Subcontractor, otherwise the time when such payments will be due the Subcontractor will be postponed until Contractor has in fact received payment fiom such owner of the Subject Property; provided however that Subcontractor shall have all of the rights and remedies under A.RS. Sections 32-1129.02 and 32-1129.04. In the event that Contractor elects to make one or more payments to the Subcontractor without having first received payment from the owner of the Subject Properly, such payment(s) shall in no way constitute a waiver of the condition precedent as to future payments;

(3)           Subcontractor shall have submitted to Contractor with the purchase orders, lien waivers from Subcontractor and from all laborers, materialmen and other subcontractors, which lien waivers shall be a condition of payment and shall be in a form satisfactory to Contractor and the owner of the Subject Property as provided in Section 16;and,

(4)           Contractor and Subcontractor intend that the terms and conditions of this Section 15, including: (i) the notice of extended payment timeline and, (ii) the notice of extended certification and approval timeline, comply with A.R.S. Section 32-1 129, et seq., and this Section 15shall be interpreted consistently therewith.

b) As a prerequisite to payment, Subcontractor shall have submitted a purchase order, and Subcontractor shall submit such purchase order no later than the 1' or 15' day of each month. In the event Subcontractor fails to prepare and present to Contractor the purchase orders in a timely manner, or prepares and presents to Contractor in incomplete or improper purchase order, Contractor shall not be responsible or required to make payments for said month and may defer such payment to the following month.

c) For the following reasons, Contractor may withhold interim payments, in whole or in part (together with the amount to pay any direct expenses the owner of the Subject Property or Contractor reasonably expect to incur to correct the described items), as liquidated damages, the parties agreeing and hereby stipulating that the exact amount of damages would be extremely difficult to ascertain and that such withholding constitutes a reasonable and fair approximation of such damages:

(1)           Defective Work not remedied, materials not furnished, clean-up not performed or any other non-complying aspects of the Work;

(2) Claims, levies, attachments, stop notices or court orders filed or which Contractor on the basis of reasonable evidence believes are likely to be filed, including claims covered by insurance until such claims are accepted by the insurance carrier;

(3) Failure of Subcontractor to make payments properly to his subcontractors or for labor, materials or equipment or any other claims arising out of the Work;

(4) Reasonable doubt that the Work can be completed on schedule or for the then remaining unpaid balance of the Contract Price;

Exhibit 10.5 - 25

(5) Damage to any portion of the Work, M the Work of another contractor or subcontractor, the owner of the Subject Property and/or Contractor;

(6)           Failure to comply with the material provisions of the Subcontract, including without limitation: (i) reasonable indication in Contractor's opinion that the Work will not be completed in compliance with the Work Schedule; (ii)failure to deliver to Contractor the "Certificate of Insurance," other insurance certificates, Bonds, as-built drawings, written guarantees, warranties, or the approvals of the Work required by any authority having jurisdiction; (iii) filling by or against Subcontractor of a petition for bankruptcy or reorganization; (iv) failure to deliver the required lien waivers; or (v) failure to commence Work; and

(7)           Unsatisfactory prosecution of the Work by Subcontractor in the reasonable discretion of Contractor (which shall include failure to obtain approvals from appropriate governmental authorities);

The above right of Contractor to withhold interim payments of Subcontractor shall remain in effect even though the Subcontractor has posted a full payment and performance bond. When t& above grounds are removed by Subcontractor, to the satisfaction of Contractor, payments for the amounts so withheld will be made by Contractor pursuant to the procedures set forth elsewhere in herein and in accordance with the Payment Schedule. However, as a condition to resuming such payments, Contractor may require that Subcontractor furnish releases in a form satisfactory to Contractor for all claims made under Section 15(c)(2) and Section 15(c)(3) and/or supporting invoices, receipts or other records to substantiate the amounts owing or paid.

d) Final payment will be made to the Subcontractor as set forth on the Payment Schedule after all of the following events have occurred:

(1)           The Work is fully completed and performed by the Subcontractor, including punch list items;

(2)           The Work is accepted by Contractor and the owner of the Subject Property and full payment has been received by Contractor from the owner of the Subject Properly, provided however that Subcontractor shall have any rights or remedies under ARS. Section 32-1129.02 and 32-1129.04;

(3)           Subcontractor has delivered all required lien waivers;

(4)           A complete release of any and all claims against Contractor has been executed by the Subcontractor and its laborers, materialmen, and subcontractors and delivered to Contractor; and

(5) No grounds exist for withholding payments as provided herein.

The acceptance of any interim payments by the Subcontractor will constitute a release of Contractor from any other liability, except retainage arising during the payment period. Acceptance of final payment by the Subcontractor constitutes a general release of Contractor. All releases of Contractor will also be releases of Contractor's surety, if any. If the Subcontractor takes exception to so releasing Contractor by acceptance of payments, the Subcontractor must remain such payment with an affidavit by an oEcer of the Subcontractor, listing each and every exception to the release (which Subcontractor acknowledges constitutes claims under Paragraph 15(c)(2) above), and stating that no other claim exists. No payment, including final payment, will be evidence of the performance of this Agreement by the Subcontractor, either in whole or in part, and no payment is to be construed as an acceptance of defective or incomplete Work The Subcontractor will remain responsible and liable for its performance in seict compliance with this Agreement, and all other Contract Documents.

Exhibit 10.5 - 26

The Contractor agrees to make "Progressive Payments" (if applicable, per attached Schedules) to the Subcontractor for Work completed based on the applicable pro rata portion of the Contract price, less applicable retention pursuant to the terms and conditions of this Section 15.

Contractor shall have the right to make payments to Subcontractor hereunder by checks payable "Jointly" to Subcontractor and its employees, subcontractors or, suppliers or any of them.

The prices listed in the Contract Documents shall remain in full force and effect through February 28,2007. Such "effective through" price date shall be strictly enforced. Only price increases that can be substantiated by the Subcontractor will be considered. Contractor shall have the sole and absolute discretion to determine whether to honor the increase($ and Contractor's refusal to honor the increase shall not be a reason for Subcontractor to withhold performance. Any price increase agreed to by Contractor prior to the expiration of the effective through price date shall only be applicable to new Start Letters and/or Change Orders going forward.

Subcontractor prior to commencement and payment must have submitted a certificate of insurance (as described herein) and listing of suppliers along with their designated performance time at the time of execution of this Agreement. Information shall include a list of names and addresses. The written list of suppliers, upon receipt by Contractor, will be attached to this Agreement as an Exhibit and shall be made an integral part hereof.

Contractor shall, at its option, have the right to offset sums earned by Subcontractor pursuant to this Agreement against all other sums owed to Contractor by Subcontractor, if any under this Agreement or any other agreement between Contractor and Subcontractor.

In the event Subcontractor is in default under the terms of his Agreement, Subcontractor shall not be entitled to payment for any Work or services rendered All sums due and payable to Contractor by Subcontractor for any reason, as stated in this Agreement shall bear interest of the rate of eighteen percent (18%) per annum, commencing as of the date any such obligation becomes due.

16. NON-PAYMENT BY SUBCONTRACTOR: In the event that Subcontractor shall fail at any time to pay the obligations of Subcontractor incurred in the performance of tbis Agreement, including, without limitation, Subcontractor's failure to pay Subcontractor's workmen, funds due to union bust funds and Subcontractor's suppliers and subcontractors, Contractor may send a written Notice of Default to Subcontractor as provided in Section 20.

17. WANER OF LIEN AND LIEN RELEASE FORMS: At such time as Subcontractor shall submit a purchase order to Contractor for payment in the form required under Section 15, Subcontractor shall accompany each such purchase order with one or more original Waiver of Lien and Lien Release form(s) as may be required and furnished by Contractor (including conditional Waiver of Liens for the portion of the Work described in the purchase order and unconditional Waiver of Liens for any previously paid purchaser orders). Such Waiver of Lien and Lien Release Forms shall cover all labor, materials, supplies and rental equipment and trucking services, if any, which have been provided to the Subject Property as of the date any payment is requested by Subcontractor. An appropriate representative of the firm, person or organization whose name is contained therein shall sign all such Waiver of Lien and Lien Release Forms.

At the time(s) when payment is due to Subcontractor, upon the request of a supplier or subcontractor, Contractor will issue, or will cause to be issued, a check or checks drawn jointly in favor of Subcontractor and the supplier or subcontractor, provided, however, that such request shall be stated on each Waiver of Lien or Lien Release Forms submitted to Contractor. In the absence of any such written request, Contractor, at its option, may issue all such checks in the name of the Subcontractor or such supplier($, subcontractor(s), or other person(s), h(s), or organization(s) to whom Subcontractor is indebted arising out of the Subcontractor's performance under this Agreement.

Exhibit 10.5 - 27

18. RIGHT TO WITHHOLD AND DISBURSE FUNDS: In addition to the withholding of a retention, or retention's, as described above but subject to Section 15,Contractor, in its sole discretion, may withhold and disburse from payments otherwise due to Subcontractor such sums as shall be necessary to apply for payment of any other item(s)) stated in this Agreement in order that Contractor may protect itself from loss on account of any non-payment or damages caused by Subcontractor, and/or, if in the opinion of Contractor, Subcontractor shall sustain financial difficulty or shall otherwise be able to pay Subcontractor's suppliers, subcontractors and/or workmen performing Subcontractor's Work pursuant to this Agreement or shall fail to perform Subcontractor's covenants, as stated in Section 23 of this Agreement. Contractor, hm funds due or to become due to Subcontractor, in Contractor's sole discretion may pay any suppliers, subcontractors and/or workmen, contributions to all union health, welfare, vacation pension, or other Union Trust Funds which constitute obligations of Subcontractor and all taxes of any type or nature associated with the Subcontractor's performance under this Assessment and which are obligations of Subcontractor, either with or without the presentation by Subcontractor of approved bills, invoices, time sheets, statements and other data, and such payment by Contractor shall apply on account toward the amount otherwise owing the Subcontractor pursuant to this Agreement.

19. WORK SUBJECT TO ACCEPTANCE: The lapse of time shall not be construed as an acceptance by Contractor of any Work performed by Subcontractor. Payment by Contractor to Subcontractor pursuant to the provisions of this Agreement shall constitute acceptance; provided however, any such acceptance shall not bar the assertion of any deviations from the Contract Documents or for deviations from the applicable rules, regulations and requirements of any governmental agency which shall be discovered by Contractor or others subsequent to the acceptance of Subcontractor's Work in Contractor's sole and absolute discretion.

20. DEFAULT: In the event that Subcontractor is in "default" of this Agreement but Contractor permits Subcontractor to continue to perform hereunder, Subcontractor shall not thereby be relieved of the obligations arising out of said default nor shall such continued performance be construed as a waiver by Contractor of the default and Contractor may deduct or withhold all payments then or thereafter due Subcontractor the amount of all expenses and or damages incurred by Contractor arising out of said default subject to Section 15. If Subcontractor is in default and fails to cure such default within forty eight (48) hours after oral (including in person or by telephone) or written (including electronic mail) notice from Contractor, Contractor can provide oral (including in person or by telephone) or mitten (including electronic mail) notice for Subcontractor to cease all Work and performance hereunder and then pursue its remedies as set forth in Section 21 or all other remedies available at law or in equity or in this Agreement.

21. REMEDIES: In the event that Subcontractor sM1 fail to eliminate a default within the 48-hour period referred to above, Contractor may take any of the following actions in addition to all other legal or equitable remedies available to Contractor:

a)Contractor may came the Work of Subcontractor to be completed or remedied by another, including Contractor. Subcontractor shall pay any expenses incurred by Contractor in excess of the amount to have been paid to Subcontractor for his performance under this Agreement after the receipt by Subcontractor of a statement from Contractor. Such expenses shall include, without limitation the cost to complete, Contractor's overhead expense, reasonable attorneys' fees, costs, expert costs, real property taxes and interest on any loan(s) on the Subject Property incurred by Contractor by reason of the default by Subcontractor. Any retention payments pending at the time of withdrawal from Contract shall be forfeited to Contractor.

b) Contractor may take possession of all materials installed and accepted or invoiced to Contractor remaining on the Subject Property. Contractor may use the same and contractor is hereby granted a lien against all such materials that remain in the possession of the Contractor pursuant to this Agreement.

c) Contractor may terminate the rights and privileges of Subcontractor under this Agreement.

22. REMOVAL OF DEBRIS, RUBBISH AND SURPLUS MATERIALS: Subcontractor shall have the sole responsibility for the prompt cleanup and removal from the Subject Property of all debris, rubbish and surplus materials resulting from the Work. Subcontractor agrees to cleanup and remove all of said debris, rubbish and surplus materials as the Work progresses and at the completion of the Work Subcontractor further acknowledge that if it does not promptly cleanup and remove such debris, rubbish and surplus materials, Contractor may do so and will impose the cost thereof against amounts due Subcontractor under this Agreement as otherwise provided herein.

23. COVENANTS OF SUBCONTRACTOR: Subcontractor covenants and certifies as follows:

a) That all funds received by Subcontractor from Contractor shall be first used to discharge obligations incurred by Subcontractor to its subcontractors and suppliers in the performance of the Work described herein.

b) That Subcontractor is experienced and fully capable of performing under and Wing the requirements of this Agreement and is duly licensed by the Contractor's State License Board to do and perform all Work required by the Agreement.

c) That Subcontractor shall obtain at Subcontractor's expense any and all licenses and permits required of Subcontractor by the governmental agencies having jurisdiction over the Subject Property and upon request shall exhibit such licenses and permits to Contractor.

Exhibit 10.5 - 28

d) That Subcontractor shall promptly pay, before delinquent, all Social Security Taxes, all Income Taxes withheld kom wages of employees (State and Federal), together with all other taxes imposed upon Subcontractor as an employer in connection with the labor to be performed by Subcontractor under this Agreement, and all Sales Taxes, if any, upon materials and supplies installed by Subcontractor on the Subject Property.

e) That Subcontractor shall promptly pay before the same become delinquent, all of Subcontractor's required contributions to union, health, welfare, vacatioq pension or other union trust funds. Subcontractor also agrees, upon request by Contractor, to promptly obtain periodic written statements from each and all of said Union Trust Funds setting forth the status of the payment of supplement and benefits by Subcontractor to said Union Trust Funds at any time before, during or after performance of this Agreement.

f) That Subcontractor shall diligently perform all Work required of Subcontractor under this Agreement per attached Exhibit A.

g) That Subcontractor shall promptly begin Work, suspend Work, or resume Work when notifie4 either orally (including in person or by telephone) or written (including electronic mail), by Contractor to do so as provided herein.

h) That Subcontractor shall not deviate from the terms and provisions of the Contract Documents nor shall Subcontractor perform any work not described in the Contract Documents unless and until a written Start Letter has been executed by each of the parties hereto. Subcontractor acknowledges that there shall be no compensation for any Work performed by Subcontractor unless the same is described in the Contract Documents, Start Letter or Change Order document

i) That Subcontractor has inspected the Subject Property and is familiar with and accepts the condition of said property as it exists, and states that there shall be no requests by Subcontractor for additional compensation due to site conditions, surface contours, sewer location, soil condition, power, water or gas location, drainage, ground water, trees, fill ground, rock, subsurface conditions or any other conditions of the Subject Property. In connection therewith, Subcontractor acknowledges that Subcontractor has consulted with the Governmental Agencies having jurisdiction over the development of Subject Property and Subcontractor shall include within the amount to be paid Subcontractor for the performance of this Agreement the cost and expense of complying with any and all conditions that be may required by said Governmental Agencies.

Exhibit 10.5 - 29

j) That Subcontractor shall not perform any Work on the Subject Property other than during the established workine hours. as determined by the Contractor unless Subcontractor receives priorapproval by the Contractor's Project Superintendent.

k) That Subcontractor shall not allow (1) any of its workmen to possess or consume alcoholic beverages or use drugs on the Subject Property, (2) excessive loud radios or stereos to be brought onto or played on the Subject Property, (3) minors or pets on the Subject Property or (4) any other similar occurrence or circumstance on the Subject Property which is not consented to by Contractor, as determined in Contractor's sole and absolute discretion.

1) That Subcontractor shall be responsible for any and all loss or damage to or theft of Subcontractor's materials, supplies, fixtures until ha1 installation and acceptance by Contractor, which shall be recognized as provided herein subject to any warranties as may be provided by Subcontractor. Subcontractor shall at all times in the performance of this Agreement protect the Work performed by Subcontractor. Subcontractor further indemnifies and holds harmless, and will defend and reimburse Contractor for damage to the Subject Property and the Work caused by Subcontractor or its subcontractor suppliers, agents, employees or representatives.

m) That as of the date hereof, Subcontractor is not delinquent in the payment of any sums owed to any union mt fund, governmental agency, subcontractor, supplier or any other person relating to Work on the Subject Project.

n) That Subcontractor shall give, furnish and render his best skill, judgment, time and supervision cooperation with Contractor in the performance of this Agreement.

24. EXPRESS AND IMPLIED WARRANTIES: Subcontractor hereby expressly warrants and guarantees to Contractor that all materials installed and workmanship performed by Subcontractor pursuant to this Agreement shall be free from defects as follows:

a)For a period, as specified by the State of Arizona Registrar of Contractors, from the date of acceptance by Contractor if the Work performed by Subcontractor pursuant to this Agreement is not an integral part of the construction of the improvements (offsite construction); or

b) For a period, as specified by the State of Arizona Registrar of Contractors, from the date of occupancy if the Work performed by Subcontractor pursuant to this Agreement is an integral part of the construction of the improvements. (onsite construction). The "date of occupancy" is hereby defined to be the date upon which the improvements ate approved or certified for occupancy by the applicable Governmental Agencies; or

c) For such longer period of time as is provided elsewhere in the Contract Documents, and for as long as manufacturer's guarantees apply (if applicable), and Subcontractor hereby assigns any such warranties or guarantees to Contractor upon completion.
In the event that during said period of time any falllty or defective materials or falllty or defective workmanship shall be discovered, Contractor shall give written notice thereof to Subcontractor with the request that Subcontractor remedy or repair said defect at the sole expense of the Subcontractor. Subcontractor covenants that it shall commence and pursue diligently the repair or remedying of said defect within forty-eight (48) hours after receipt of notice. This warranty or guarantee is intended to and does hereby obligate Subcontractor to perform any and all corrective work or services which may be reasonably requested by Contractor or the then owners of the Subject Property, or any portion thereof. Neither final payment nor any other provision in this Agreement shall relieve Subcontractor of the sole responsibility for such corrective work based upon such faulty or defective materials or workmanship.

Exhibit 10.5 - 30

In the event that Subcontractor fails to commence such corrective work within said forty-eight (48) how period, or fails to diligently pursue to completion such correction work then, at its option, Contractor may perform said corrective work or have the same performed at the expense of the Subcontractor, including but not limited to, actual cost, overhead and profit, reasonable attorneys' fees, costs and expert costs, with payment due to Contractor by Subcontractor upon receipt by Subcontractor of a statement of said expenses, all as liquidated damages, the parties agreeing and hereby stipulating that the exact amount of damages would be extremely difficult to ascertain and that such expense constitutes a reasonable and fair approximation of such damages.

In addition to the foregoing express warranty, Subcontractor acknowledges that Subcontractor shall be liable for the breach of such additional implied warranties, if any, as are imposed by law based on Subcontractor's performance under this Agreement. Breach of an implied warranty by Subcontractor shall be treated in the same manner as the breach of express warranty.

Subcontractor acknowledges that Contractor, the owner of the Subject Property, or their respective affiliates, have entered, or will enter, into contracts with residential homebuyers for the purchase of dwelling units within the Subject Property ("Third Party Contracts"). Such Third Party Contracts, together with the State of Arizona Registrar of Contractors rules, Arizona statutes and Arizona laws will provide the residential homebuyer with certain express and implied warranties (the "Third Party Warranties") relating to, amongst other things, the Work performed by Subcontractor. As such, Subcontractor agrees to warrant all of the Work and guarantee such Work to the fullest extent required by the State of Arizona Registrar of Contractors mles, Arizona statutes or Arizona law for the maximum time periods thereby imposed and to protect, hold harmless, defend and indemnify Contractor and the owner of the Subject Property from any claims Ned by a third party homebuyer relating to the Work, including, but not limited to, defective construction, materials or workmanship. To the extent that such Third Party Warranties are transferable to any subsequent homebuyer(s) after the initial Third Party Contract the provision of this paragraph (including the indemnity) shall survive.

In the event that the materials installed by Subcontractor are determined by a court or legal tribunal to be "Consumer Products" as dehed in the Magnuson-Moss Warranty Act" or are otherwise subject to federal, state and local governing legislation or rules, Subcontractor will strictly comply with all of the standards and requirements of such federal, state and local governing legislation or des.

Exhibit 10.5 - 31

25. INSURANCE: Subcontractor agrees to procure and maintain, in full force and effect during his performance under this Agreement, the Certificate of Insurance (submitted to Contractor within forty eight (48) hours of execution of this Agreement) with the following stipulations attached:

a)           Subcontractor agrees to obtain, maintain, and pay for such workers compensation and employer's liability assurance as required by law. The policy will provide a waiver of subrogation in favor of Contractor and the owner of the Subject Property. In addition, there must be a waiver of statutory lien rights.

b) Subcontractor agrees to obtain, maintain and pay for commercial general liability insurance and other insurance as indicated herein. Such coverage shall be on a Primary Basis, and the parties agree that any insurance relating to the Subject Property or otherwise as maintained by Contractor or the owner of the Subject Property shall be excess and non-contributory, If any policy contains a general aggregate limit then the policy shall be endorsed to provide a per project aggregate limit for the Work under this Agreement. The completed operations coverage shall be maintained for a period of two (2) years after substantial completion of the project or for such longer time period as required in the Contract Documents.

Subcontractor shall maintain the following limits of liability unless expressly modified by the contract documents:

$1,000,000 Each Occurrence $2,000,000 General Aggregate $1,000,000 Personal Injury $2,000,000 Product Completed Operations Aggregate $1,000,000 Business Automobile Liability (combined single limit for all owned, non- owned and hired vehicles) $1,000,000 Umbrella Liability Insurance

c) Subcontractor agrees that the owner of the Subject Property, Contractor, and all of their subsidiaries, members as well as their employees, agents, and principals (collectively, "Additional Insureds") are to be expressly made Additional Insureds under such liability policies and that Subcontractor's insurer must evidence the existence of the Additional Insureds via an additional insured endorsement. Subcontractor agrees to provide Contractor with a copy of the declarations page of all policies of insurance and the additional insured endorsements. These liability policies will provide Additional Insureds with insurance coverage entitling them to a defense and indemnity &om and against any liability or claim of liability arising out of or in any way related to Subcontractor's Work or operations, including bodily injury or property damage related to or &sing out of the Subcontractor's use of Hazardous Materials, material suppliers, or by anyone directly or indirectly employed by any of them pursuant to this Agreement, including preparation to perform such Work or operations. Subcontractor shall also list the project(s) said insurance is covering.

d) Subcontractor agrees that such additional insurance coverage will apply regardless of Subcontractor's own fault or negligence, or lack thereof, and will not be limited to the Additional Insured(s)' vicarious or respondent superior liability for the acts or omissions of Subcontractor. Moreover, such additional insurance coverage will apply independently of, and not coextensively with, Subcontractor's indemnity obligations stated herein. The additional insurance coverage required by this Section is intended to be broader in scope and effect than Subcontractor's indemnity obligations, and will apply to any claims or liability arising out of Subcontractor's Work or operations, even if Subcontractor's indemnity obligations do not apply or are prohibited by law.

e) Subcontractor agrees that the additional insurance required by this Section will be primary and not coextensive with any insurance purchased by an Additional Insured. Contractor or the owner of Subject Property may have or may procure for its own account non-contributing insurance without notice to Subcontractor or its insurance company. Any such insurance procured by Contractor shall not be primary or called upon for contribution Subcontractor agrees that the additional insurance required by this Section will apply even if any Additional Insured is solely negligent or at fault for the damage or injury giving rise to liability or claims of liability.

f) Subcontractor agrees that any contract it enters into with its subcontractors, as well as their lower tier or subordinate contractors for the performance of any aspect of Subcontractor's Work under this Agreement shall expressly bind such other subcontractor to the language and requirements of this Insurance provision, making such obligations applicable to the other contractor to the same extent as to Subcontractor. Subcontractor shall provide Contractor evidence of compliance with this Section within forty-eight (48) hours of execution of this Agreement or the subcontractor or supplier agreements (whichever occurs later).

Exhibit 10.5 - 32

g) Subcontractor's indemnity obligations shall survive the termination of this Agreement and specifically include Subcontractor's duty as indemnitor to hold harmless and defend Contractor and the Owner of the Subject Property for any and all such loss following completion of Subcontractor's Work, notwithstanding Subcontractor's insurance carrier's inability to comply with the additional insured, including completed operations and provisions contained in the insurance requirements of this Agreement.

h) All insurance policies shall (i) be issued by an insurance company having a rating of "A" W or better by A.M. Best Co., in Best's Raring Guide; (ii) provide that Contractor is to receive thirty (30) days written notice prior to non-renewal or cancellation at Contractor's address set forth herein, (iii) be evidenced by a certificate of insurance to be held by Contractor; and (iv) be in from and amounts acceptable to Contractor.

26. INDEMNITY: Subcontractor, its affiliates, officers, members, partners, employees, directors and its subcontractors (the 'Indemnifying Parties"), agree to indemnify Contractor, the owner of the Subject Property, their members, partners, officers, directors and employees and the lending institution(s) which provide(s) the funds for the development of the Subject Property (the "Indemnitees'?, defend, and shall hold the Indemnitees (in the aggregate and individually) harmless frm all liability and claims, demands, incidental and consequential and/or exemplary damages and costs of every kind and nature, including without limitation, attorneys' fees and costs and expert's fees and costs, (including, but not limited to, travel expenses, lodging and other reasonable expenses) arising from the activities of the Subcontractor in the performance and/or non-performance of this Agreement whether said claims, demands or damages shall be based upon contract or for personal injury, death or property damages, and regardless of whomsoever shall submit such claims and demands. The Indemnifying Parties agree that the obligation and duty to defend, indemnify and hold harmless the Indemnitees is not dependent upon Subcontractor's fault or negligence, but is limited only to the extent that the claims or liability must arise out or relate to the Subcontractor's Work. This duty to defend, indemnify, and hold harmless is separate and distinct from Subcontractor's insurance obligations herein. The Indemnifying Parties duty to defend, indemnify, and hold harmless is not affected or limited by the negligence of any kind or character of the Indemnitees, except that the Subcontractor is not obligated to defend, indemnify or hold harmless any Indemnitee whose sole negligence or fault is the cause of the injuries or damages that give rise to the liability or claims of liability. Said claims, damages, demands and costs shall also include, ifapplicable, such funds as shall have been disbursed by Contractor to others in payment of obligations of Subcontractor arising out of the performance of this Agreement and/or the amount of sums withheld by the Contractor from those sums due Subcontractor. All obligations of the Indemnifying Parties to the Indemnitees arising out of this indemnification cause shall bear interest as stated herein, with interest to accrue from the date that the Indemnitees make any payment until repaid by the Indemnifying Parties, plus any attorneys' fees, expert costs, and other costs due to the Indemnifying Parties' failure to indemnify as set forth herein.

27. BONDS: At the option of Contractor, Subcontractor shall furnish to Contractor a payment bond and/or a labor and material bond and/or faithful performance bond, or a combination of the above, in fom satisfactory to Contractor. An insurance company or companies approved by the Contractor shall issue said bond or bonds. The expense incurred for the premium for such bond(s) shall be paid by the Subcontractor and not by Contractor. Contractor may request such bond@) either before or after the commencement of Work by Subcontractor. In the event that Subcontractor shall fail to deliver such bond($ to Contractor within five (5) days after request by Contractor, Contractor may send a written notice of default to Subcontractor as stated in Section 20 hereof. No such bond(s), nor the surety thereof, shall be exonerated or discharged by reason of the execution of Start Letters and/or Change Orders, and such bond(s) shall be increased or supplemented by an additional or supplemental bond if they amount payable to the Subcontractor, as stated in this Agreement, is increased by the Start Letter and/or Change Order.

Exhibit 10.5 - 33

28. COMPLIANCE WITH OSJ3.4 AND OTHER SAFETY REGULATIONS AND GUIDELINES: Subcontractor agrees, in the performance of this Agreement, to comply with all safety orders, rules and regulations imposed pursuant to the Occupational Safety Health Act, commonly referred to as "OSHA" and for all other safety orders and regulations properly imposed by any other regulator agencies of the State of Arizona or the United States, including, without limitation, adhering to the following environmental enforcement policy @lease note that the fllowing violations are recommended for immediate referral to the Maricopa County Attorney's Office, through the Maricopa County Environmental Services Department:

Failing to use dust control measures and generating excessive dust at unpaved parking
Failing to control dust on halll roads md access roads.
Failing to control dust on inactive portions of construction sites.
Failing to maintain at least three inches of freeboard on halll bucks.
Failing to cover loads contained in halll trucks.
Spilling dirt onto paved public roadways.
Tract out of dirt, exceeding 50 feet, onto paved public roadways.
Failing to use water to control dust on active portions of a constructive site.
Failing to apply water while diskingitillmg, or blading to control weeds.
Parking and/or driving on pads.

Any violations or fines incurred due to a Subcontractor's failure to maintain adequate dust control will be back charged to the Subcontractor.
In addition Subcontractor agrees to abide by the following statement regarding the National Pollutant Discharge Elimination System: "I certify under penalty of law that I understand the terms and conditions of the general National Pollutant Discharge Elimination System (NPDES) permit that authorizes the storm water discharges associated with industrial activity from the construction site identified as part of this certification."

29. COMPLIANCE WITH MASTER LABOR AGREEMENT: Subcontractor agrees to comply with all of the terms and provisions of any master labor agreement governing the Work to be performed on the Subject Property whether or not Subcontractor is an actual signatory to said agreement. Subcontractor further agrees to the best of Subcontractor's ability to prevent the occurrence of any strikes, slow-down or other labor difficulties or disputes arising out of the presence of the Subcontractor on the Subject Property or arising out of the activities of Subcontractor.

30. COLLECTIVE BARGAINING AGREEMENT: Subcontractor agrees that if a valid collective bargaining agreement is in effect at the time of this agreement, Subcontractor shall keep same in full force and effect throughout the course of this Agreement. Subcontractor acknowledges that in the event of a default by Subcontractor under this Section 30 of the Agreement, Contractor shall immediately have the option to terminate this agreement without prejudice to the right of the Contractor to invoke any other right or remedy under this Agreement at law or in equity.

31. DISCRIMINATION: During the performance of this Agreement, Subcontractor covenants that it will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin, and that it is, and will be, in compliance with local, state and federal laws and regulations relating thereto.

Exhibit 10.5 - 34

32. SIGNS: Without the prior written consent of Contractor, Subcontractor shall not place nor permit or cause to be placed or maintained any signs or other advertisement in, on or about the Subject Property, exclusive of any signs on vehicles operated by Subcontractor on Subject Property.

33. PROBIBITION OF ASSIGNMENT: Neither the rights, privileges nor obligations of Subcontractor under this Agreement may be assigned or sublet without the prior written consent of Contractor, which may be granted or withheld in Contractor's sole and absolute discretion, including without limitation, the assignment of any funds due or to become due to Subcontractor pursuant to the terms of this Agreement.

34. WAIVER: No waiver of any breach or default with respect to any covenant or provision herein contained shall be deemed a waiver of any proceeding or succeeding breach or default thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of time for performance of any other obligation or act.

35. EXERCISE OF MMEDIES: The exercise of any remedy provided by law and by the provisions of this Agreement by either of he parties hereto shall not exclude other consistent remedies unless the same are expressly excluded in this Agreement

36. CUSTOM: Except as expressly provided to the contrary in this Assessment, the custom of the Construction Industry in the County in which the Subject Property is situated shall govern the rights, privileges and obligations of the parties hereto.

37. WRITTEN NOTICE: Any mitten notice to be given under and pursuant to this Agreement may be delivered personally, may be sent by facsimile or electronic mail, or may be sent by certified mail to the address of the party stated herein to whom such notice is to be given. Such written notice shall be deemed given as of the time of receipt of the notice, however sent. In the event that more than one method of sending a notice is used, the notice shall be deemed given as of the time of receipt of the Erst notice received. In the event that either Contractor or Subcontractor shall change addresses during the period that this Agreement is in effect, such change of address shall be sent to the other party pursuant to the foregoing provisions.

38. DISPUTE RESOLUTION: Any dispute arising under this Agreement shall be resolved in accordance with this Section

a) Written Notice. Subcontractor shall have no claim for breach of this Agreement, any related documents and/or Contract Documents or for any other dispute arising thereunder unless it has first given written notice of any such claim and Contractor or the owner of the Subject Property has not resolved such claim within thuty (30) days of receipt of said written notice.

b) Mediation. In the event that any dispute that has been the subject of a written notice required by Section 38a has not been satisfied within thirty (30) days of receipt thereof, no party shall have any right to proceed with such claim until the claim has been submitted to mediation. Such mediation shall be conducted under the mediation rules of the American Arbitration Association ("AAA").

c) Arbitration. In the event that the parties have not been able to resolve the dispute under the mediation provisions of Section 38b, the parties agree to submit the matter to binding arbitration with the Phoenix regional office of the AAA in accordance with the then existing commercial arbitration rules of the AAA. Arbitration of such dispute shall be mandatory and binding. Any dispute over whether any particular matter is arbitrable shall also be submitted to mandatory, binding arbitration in compliance with this Section 38c. The decision of the arbitrator shall be final and binding upon the parties and no appeal shall be taken therefrom. Judgment to enforce the decision of the arbitrator, whether for legal or equitable relief, may be entered in any court having jurisdiction thereof, and the parties hereto expressly and irrevocably consent to jurisdiction and venue in Maricopa County Superior Court in Arizona for enforcement of any award. In the event a dispute is submitted to arbitration pursuant to this Section 38c, the Contractor and the owner of the Subject Property shall be entitled to the payment of their reasonable attorneys' fees and costs if they are the prevailing party. All of the parties shall keep all disputes and law or regulation. arbitration proceedings strictly confidential, except for disclosures of information required by applicable.

Exhibit 10.5 - 35

39. MISCELLANEOUS: As listed below and per any miscellaneous information listed in the Scope of Work.

a) Time is of the essence of this Agreement,

b) All materials used by Subcontractor in the performance of this Agreement shall be suitable and of good quality.

c) All equipment used by Subcontractor on the Subject Property shall be subject to the inspection and approval of Contractor.

d) Compensation for all labor and materials necessary to enable Subcontractor to properly complete the Work to be done pursuant to this Agreement, together with Subcontractor's overhead and profit, is included in the total amount to be paid to Subcontractor, as set forth in this Agreement.

e) For all purposes of this Agreement, Subcontractor is an independent contractor and is not any employee of or otherwise associated with Contractor.

f) In the event that any provision hereof is found to be void or unenforceable, all of the remaining provisions of this Agreement shall be fully effective and shall not be affected by the void or unenforceable provision(s).

g) Subject to the cause reacting assignment, this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of each of the parties hereto.

h) In the event that Subcontractor is a sole proprietorship or a partnership and in the further event of the death of the Subcontractor or of one of the partners thereof during the performance of this Agreement, such death, at the sole option of the Contractor, may terminate this Agreement, except as to any rights or privileges that shall have accmed prior to said death.

i) However the context of this Agreement shall require, the masculine shall include the neuter and feminine, the neuter shall include the masculine and feminine, the singular shall include the plural and the plural shall include the singular.

j) This Agreement shall be construed as a whole in accordance with its fair meaning, the captions being for the convenience of the parties only. In the event of a dispute regarding the terms of this Agreement, this Agreement will not be construed against one party over another. Subcontractor has had an attorney review this Agreement or had an opportunity to have an attorney review it. The captions are not intended to fully describe or define the provisions of this Agreement to which they ped.

k) At the time when requested by Contractor, Subcontractor shall make available to Contractor any documents necessary to support pay applications or its Work on the Project.

1) Subcontractor acknowledges having read each page of this Agreement including any and all Addendums and Exhibits, if attached hereto, and fully understands the Work to be performed and the documents Subcontractor needs to submit and Subcontractor's obligations with reference hereto.

m) The name and address of the Contractor for the Subject Property is MARACAY CONSTRUCTION, L.L.C., 15160 North Hayden Rd., Suite 200, Scottsdale, Arizona, 85260, telephone number (480) 970-6000, fax number (480) 970-8899.

Exhibit 10.5 - 36

n) In the event that Contractor shall at any time provide equipment to be used by a Subcontractor in the performance of this Agreement, Subcontractor's use thereof shall be at Subcontractor's own risk.

o) This Agreement contains the entire agreement between Contractor and Subcontractor and supersedes all prior conversations and negotiations between the parties on the subject matter of this Agreement. Contractor and Subcontractor agree, that, except as specifically provided herein, neither party has made any representations, warranties or agreements as to any matters concerning the subject matter of this Agreement. This agreement shall be construed as if both parties prepared this Agreement. Any and all Exhibits, Addendurns and referenced attachments hereto, hereby become an integral part of this Agreement by reference.

40. CLAIMS: All claims by Subcontractor against Contractor for damage to the Work alleged to have been caused by Contractor, or other subcontractor or third parties or for any addition to the Purchase Price or time must be presented to the Contractor in writing within ten (10) calendar days after occurrence of the event giving rise to such claim. Failure to submit a written claim dbar any recovery for any additional payment or time under this Agreement

41. NON-EXCLUSIVE LICENSE: Subcontractor hereby grants to Contractor and Contractor's members, partners, affiliates, officers, directors and employees a non-exclusive license to use Subcontractor's product photography from any source (including, without limitation, any websites, catalogs, or other similar sources); provided however, if requested in writing by Subcontractor, such use shall conspicuously include recognition and acknowledgement of Subcontractor's rights to the photography, including any copyright and/or trademark insignia provided by Subcontractor. Subcontractor hereby warrants and represents that no third party has any rights (copyright trademark or otherwise) to the photography and if any third party shall make a claim against Contractor for infringement of such third party's rights in the photography, Subcontractor agrees to indemnify, defend and hold Contractor harmless from any such claim.

IN WITNESS WHEREOF, the parties have set their hands and seals the day herein first above written

MARKAY CONSTRUCTION, LLC Arizona limited Liability company:

By /s/Rick Stark
Rick Stark
ITS. MANAGER

SUBCONTRACTOR
Floor Art, LLC

BY: /s/
ITS Client Relations

Exhibit 10.5 - 37

SUBCONTRACTOR'S CONTRACT AGREEMENT

Code No.: 831 Description: WOOD FLOORING Contract No.: X.159.STE This subcontractor's contract agreement ("Agreement") is entered into at Scottsdale, Arizona on this MARCH 1,2006 by and between Marcay Construction, L.L.C., an Arizona limited liability company (hereinafter referred to as "Contractor"), with its principal place of business situated at 15160 North Hayden Rd. #200, Scottsdale, AZ 85260 and (hereinafter referred to as subcontractor' with its principal place of business situated at Floor Art, LLC, 2152 East Cedar Street, Tempe, AZ 85281 (telephone / facsimile) who holds a current and valid Arizona Contractor's License issued by the Registrar of Contractors of the State of Arizona, License No.

Contractor proposes to develop and/or subdivide that' certain real property located in SAN TAN ESTATES 4500's ("Subject Property').

Contractor, by this Agreement, has retained Subcontractor to provide an integral part of the development of the Subject Property and the improvements to be constructed thereon and in consideration of the true, faithful and 111 performance by Subcontractor of the terms, covenants and conditions of this Agreement, the same being conditions precedent and subsequent to the obligations of Contractor as hereinafter stated, it is understood and agreed by and between Contractor and Subcontractor as follows:

1. CONTRACT DOCUMENTS: This Agreement together with Exhibit A-Scope of Work and Work Schedule, Exhibit B-Payment Schedule, Exhibit C-Safety Procedures, Start Letters (as hereinafter dehed), if any, and profiles, including but not limited to, building plans, grading plans, improvement plans, utility layouts, customer Change Orders and redline revisions, are inter-related.a documents, hereinafter referred to as the "Contract Documents" and by this reference hereby incorporated herein as if fully stated. The Contract Documents are intended to supplement each other, and the Work (as hereinafter defined) exhibited in one document and not in another shall nonetheless be performed as if such Work were exhibited in all documents. Subcontra.ctor hereby acknowledges that the Work of the Subcontractor shall be performed in exact conformity with the applicable portions of the Conbct Documents and that copies of the Contract Documents are on fileand available for inspection and reference by the Subcontractor at Contractor's office. Subcontractor acknowledges, warrants and represents, that it has carefully and fully examined and studied the Contract Documents in their entirety and that the Work to be performed by Subcontractor relates to the Work to be performed by other subcontractors and the entire project. The Contract Documents contain all of the covenants and agreements of the parties hereto with respect to the matters contained therein. There are no understandings or agreements between the parties hereto except as expressly stated in the Contract Documents or in this Agreement

2. CONFLICT OR DISCREPANCIES: In the event that Subcontractor determines that there is a conflict or discrepancy within the Contract Documents, Subcontractor shall immediately cease performance on that portion of the Work which is affected by such conflict or discrepancy and shall bring the conflict or discrepancy to the attention of the Contractor. Contractor will resolve the conflict or discrepancy and Subcontractor shall follow Contractor's instructions with regards to the resolution of the conflict or discrepancy. On the Contract Documents, dimensions shall take precedence over measurements by scale. Before proceeding with the Work, Subcontractor shall check and venfy all dimensions and sizes referenced in the Contract Documents. Subcontractor shall assume responsibility for the proper fitting of Subcontractor's materials to parts of other materials or equipment and to the Work

3. START LETTERS/CHANGE ORDERS; ALLTHORIZED REPRESENTATIVES: It is understood and agreed that the Contract Documents may from time to time be subject to change by Contractor, in Contractor's sole discretion, by adding to or deducting from the Work performed by Subcontractor. All such changes shall be and are denoted "Start Letters" in relation to Custom Changes and "Change Orders" in relation to Basics. There shall be no additional compensation to Subcontractor for additional or extra labor and/or materials furnished by Subcontractor, unless Contractor previously agrees to compensation for such extra labor and/or materials in writing. The terms and provisions of this Agreement in its entirety shall be incorporated by reference in any such Start Letter and/or Change Order, and as amended or changed by such Start Letter and/or Change Order, and shall remain in full force and effect. A Start Letter and/or Change Order shall contain the provisions for payment of the Work to he performed or a reduction in compensation to Subcontractor for the Work to be performed or deducted pursuant to said Start Letter and/or Change Order. Said payment or reduction may be by unit prices, as set forth in Exhibit A, Exhibit B and/or Exhibit C, or as otherwise stated in the Start Letter and or Change Order. The Contract Documents shall not be subject to change except by such a written Start Letter and/or Change Order. No person, firm or organization shall have any authority whatsoever on the part of Subcontractor or Contractor to make any agreements, representations or warranties, or to modify this Agreement and/or the Contract Documents, or any part thereof, unless the same is reduced to writing in a Start Letter and/or Change Order and signed by an authorized representative of Subcontractor and Contractor. The authorized representative of Contractor for such purposes shall be Rick Stark, unless modified by Contractor in writing. The authorized representative of Subcontractor shall be ,unless modified by Subcontractor in writing.

Exhibit 10.5 - 38

4. WORK TO BE PEFWORMED: The specific Work to be performed and completed is described and stated in the plans, specifications, scope of Work, general information and payment schedules as specified and attached hereto as Exhibit A (the "Work"). The Contractor agrees to pay the Subcontractor upon the 111, faithful and prompt performance of this Agreement, subject to all terms and conditions hereof.

5. ACCEPTANCE OF PRIOR WORK OF OTHER SUBCONTRACTORS: In the event that any part of the Work of the Subcontractor pursuant to this Agreement is to be performed in the vicinity of or in reliance upon prior work on the Subject Property by some other subcontractor(s) or by Contractor, and in the further event that Subcontractor shall proceed with his Work, Subcontractor shall be deemed to have accepted the prior work of the other subcontractor or contractor and Subcontractor shall be solely responsible for any damage to or reconstruction performed upon such prior work, even in the event that the prior work was done in a defective manner. In the event that prior to the commencement of performance by Subcontractor, Subcontractor determines that such prior work performed by another subcontractor or contractor is defective, then Subcontractor shall promptly notify Contactor verbally and in writing of the alleged defective work Concurrently with such notification, Subcontractor shall cease Work on the affected portion of the Subject Property until written notification to proceed is received from Contractor as provided herein

6. MATERIALS AND SUPPLIES: Subcontractor agrees to furnish all labor, materials, tools, equipment and supplies, including hut not limited to, machinery, ladders, scaffolding, safety equipment and implements, together with installation, permits, licenses, insurance, trucking and hauling and all other things necessary and required to promptly perform and complete the Work in a good and workmanlike manner, in strict accordance with the Contract Documents, regulations of VA and/or F.H.A. (when applicable), all Federal, State, County and City laws, applicable ordinances and regulations of the Registrar of Contractors, in accordance with the schedule designated by Contractor and attached hereto as Exhibit A and to the complete satisfaction of the governmental agencies and the lending institution(s) concerned with or having an interest in the Subject Property.

7. SATISFACTORY WORKMEN: During the process of the Work to be performed pursuant to this Agreement, Subcontractor shall furnish skilled workmen, adequate and suitable material and a qualified superintendent or foreman to act as a representative of Subcontractor on the Subject Property. Said representative shall have the right and power to obligate Subcontractor. Such representative shall at all times he satisfactory to Contractor. If Contractor advises Subcontractor that such representative is unsatisfactory to Contractor, Subcontractor shall promptly replace said representative with another representative satisfactory to Contractor. Subcontractor shall employ workmen of good character and shall promptly replace any workmen who are unsatisfactory to Contractor. All directions given by Contractor to the Subcontractor's representative shall be binding upon Subcontractor as if given directly to Subcontractor.

8. COOPERATION OF SUBCONTRACTOR: Subcontractor expressly agrees to obtain all governmental inspections required in the performance of the Subcontractor's Work and to cooperate

Exhibit 10.5 - 39

with Contractor and with all other subcontractors in the performance of this Agreement and the development of Subject Property. Subcontractor further agrees to keep thoroughly informed as to the Work progress, of all preceding and following subcontractors and not to interfere with or delay the completion schedule of other subcontractors involved in the development of the project. Subcontractor acknowledges that Contractor shall have complete cone01 of the Subject Property and of the Work which is to be performed thereon, and that Contractor has the right to decide the time and the order in which various portions of the Work shall be performed and the priority of the Work of all subcontractors.
9. COMMENCEMENT OF WORK: Contractor will notify Subcontractor when the Subject Property is ready for the commencement of the Work provided for in this Agreement. Said notice may be oral (given in person or by telephone) or may be written (including electronic mail). Notice shall be given based on Exhibit A, which outlines the Work schedule from date of commencement to f~sh of the Work by Subcontractor. Upon execution of the Contract Documents, Subcontractor shall supply to the Contractor the following: (i) the amount of time Subcontractor needs to complete the Work; and (ii) the amount of advance notice Subcontractor needs to prepare, perform and commence. Failure to meet the Work schedule will be considered a default under the terms and conditions of this Agreement should it be determined in Contractor's discretion that Subcontractor is responsible for the delays. Subcontractor agrees that upon receipt of notice as described in this Section 9, Subcontractor will commence the Work within forty-eight (48) hours of receipt of notice fiom Contractor, and pursue diligently to completion the Work on the Subject Property pursuant to this Agreement and in accordance with all construction schedules established from time to time by Contractor.

10. FAILURE TO COMMENCE OR RESUME WORK BY SUBCONTRACTOR: In the event Subcontractor fails to commence Work within forty-eight (48) hours of receipt of notice from Contractor to commence the Work, Contractor may send a written Notice of Default to Subcontractor as set forth in Section 20 of this Agreement. In the event that Contractor suspends Subcontractor's Work Subcontractor agrees to resume Work within 48 hours of receipt of notice from Contractor to resume the Work. Notice as required in this Section 10 may be oral (given in person or by telephone) or may be written (including electronic mail).

11. FAILURE TO COMPLETE WORK BY SUBCONTRACTOR: In the event that Subcontractor shall fail to complete all the Work provided for in this Agreement, or shall, in the opinion of Contractor, improperly perform said Work, use defective materials, use faulty workmanship or fail to diligently pursue the Work to completion, Contractor may send a written Notice of Default to Subcontractor as set forth in Section 20 of this Agreement.

12. DELAY IN COMPLETION: Subcontractor shall not be excused from any delay in the completion of the Work to be performed under this Agreement except for delays, if any, caused by acts of Go4 acts of governmental agencies or governmental bodies, acts of public utilities, earthquake, fie and labor strikes (but excluding, without limitation, the financial inability of Subcontractor to perform).

13. FAILURE TO GIVE NOTICE TO COMMENCE WORK OR TERMINATION OF CONSTRCC'I'IOS BY CONTRKTOR: If, for any reason whatsoever, Contractor docs not give notice to Subcontractor to commence the Work contemplated by this Agreement, or any phase thereof, in the manner described in Section 9, this Agreement shall be null and void and unenforceable. In the event that the Work of Subcontractor on the Subject Property ceases or is interrupted by acts of God, acts of governmental agencies or governmental bodies, acts of public utilities, earthquake, fire, labor strikes or any other cause beyond the reasonable control of the Subcontractor and the development of the Subject Property is prevented from commencing or from being completed, this Agreement may be terminated by Contractor by written notice to Subcontractor indicating a termination based upon the terms of this Section 13. In the event of such termination by Contractor and in the event that Subcontractor has partially performed pursuant to the terms and provisions hereof, Subcontractor shall be entitled to receive from the Contractor the reasonable value of the material and service actually rendered and supplied to the Subject Properly as of the date of termination, which reasonable value is hereby defined to be the actual cost of such material and services furnished, as determined by Contractor, together with a sum equal to ten percent (10%) of the total cost thereof; provided, however, Subcontractor shall not be entitled to any such payment notwithstanding starts or Work orders, receipt of Work orders, or other signed agreements between the parties evidencing Work starts or Work orders, if the Subcontractor has not actually commenced Work. Subcontractor shall not be entitled to be paid any loss of profit on the balance of the Work as stated in this Agreement, nor be paid any damages by reason of such termination, and hereby releases and waives any such claim against Contractor or the owner of the Subject Property. This provision shall not be applicable in the event of a default by Subcontractor under the terms of this Agreement.

Exhibit 10.5 - 40

14. TERMINATION WITHOUT CAUSE: The Contractor, in its sole discretion, may terminate Subcontractor for Contractor's own convenience, and without any cause or basis for default. In the event that Contractor decides to terminate the Subcontractor under this Section 14, and in the event that Subcontractor has partially performed pursuant to the terms and provisions hereof, Subcontractor shall be entitled to receive from the Contractor the reasonable value of the material and service actually rendered and supplied to the Subject Property as of the date of termination which reasonable value is hereby defined to be the actual cost  of such material and services furnished, as determined by Contractor, together with a sum equal to ten percent (10%) of the total cost thereof; provided, however, Subcontractor shall not be entitled to any such payment notwithstanding starts or Work orders, receipt of Work orders, or other signed agreements between the parties evidencing Work starts or Work orders, if the Subcontractor has not actually commenced Work Subcontractor shall not be entitled to be paid any loss of profit on the balance of the Work as stated in this Agreement, nor be paid any damages by reason of such termination, and hereby releases and waives any such claim against Contractor or the owner of the Subject Property.

15. PAYMENT:

NOTICE OF EXTENDED PAYMENT PROVISION

THIS AGREEMENT ALLOWS THE OWNER OF TEE SUBJECT PROPERTY TO MAKE PAYMENT WITHIN TWENTY-FIVE (25) DAYS AFTER CERTIFICATION AND APPROVAL OF BILLINGS AND ESTIMATES.

NOTICE OF EXTENDED CERTIFICATION AND APPROVAL PERIOD PROVISION

THIS AGREEMENT ALLOWS THE OWNER OF THE SUBJECT PROPERTY TO CERTIFY AND APPROVE BILLINGS AND ESTIMATES WITHIN TWENTY-FIVE (25) DAYS AFTER THE BILLINGS AND ESTIMATES ARE RECEIVED FROM THE CONTRACTOR

The amounts so earned by Subcontractor will be paid subject to the terms of this Agreement. The Contractor agrees to pay to the Subcontractor for the Work the sum of SEE VENDOR PRICES Dollars ($) ("Contract Price") with funds provided by the owner of the Subject Property.

Any amounts earned by Subcontractor will be paid subject to the following:

a) Subcontractor shall submit purchase orders in the manner and at the time described on the payment schedule set forth on Exhibit B (the "Payment Schedule"). Contractor will thereafter submit purchase orders to the owner of the Subject Property for Subcontractor's Work. Payments will be made in installments for the Work completed by the Subcontractor only after Contractor receives payment from the owner of the Subject Property as set forth on the Payment Schedule.

(1)  Each payment, including final payment, shall be due as stated in the Payment Schedule, provided Contractor has received payment from the owner of the Subject Property, but Contractor may withhold all or part of the payment, as applicable, pursuant to A.R.S. Section 32-1 129.02(c), for unsatisfactory job progress, defective construction work or material not remedied, disputed Work, failure to comply with other material provisions of the Agreement, third party claims filed or reasonable evidence that third party claims will be filed, failure of the Subcontractor to make timely payments for labor, equipment and materials, damage to Contractor or another subcontractor or material supplier, reasonable evidence that this Agreement cannot be completed for the unpaid balance of the contract sum or a reasonable amount for retention that does not exceed the actual percentage retained by Contractor, as liquidated damages, the parties agreeing and hereby stipulating that the exact amount of damages would be extremely difficult to ascertain and that such retention constitutes a reasonable and fair approximation of such damages;

Exhibit 10.5 - 41

(2) Notwithstanding any other provision of the Contract Documents, the Subcontractor agrees that payment by the owner of the Subject Property to Contractor for Work performed by the Subcontractor will be a condition precedent to any payment obligation of Contractor to the Subcontractor; provided however that Subcontractor shall have all of the rights and remedies under A.R.S. Sections 32-1129.02 and 32-1129.04. The provisions stating the time of interim and final payments are subject to the condition that Contractor will receive from such owner of the Subject Property interim or final payments in at least the amounts payable to the Subcontractor on account of Work done by the Subcontractor, otherwise the time when such payments will be due the Subcontractor will be postponed until Contractor has in fact received payment from such owner of the Subject Property; provided however that Subcontractor shall have all of the rights and remedies under A.R.S. Sections 32-1 129.02 and 32-1 129.04. In the event that Contractor elects to make one or more payments to the Subcontractor without having first received payment from the owner of the Subject Property, such payment@) shall in no way constitute a waiver of the condition precedent as to future payments;

(3)           Subcontractor shall have submitted to Contractor with the purchase orders, lien waivers from Subcontractor and from all laborers, material men and other subcontractors, which lien waivers shall be a condition of payment and shall be in a form satisfactory to Contractor and the owner of the Subject Property as provided in Section 16; and,

(4)           Contractor and Subcontractor intend that the tern and conditions of this Section 15, including: (i) the notice of extended payment timeline and, (ii) the notice of extended certification and approval timeline, comply with AR.S. Section 32-1 129, et seq., and this Section 15shall be interpreted consistently therewith.

b) As a prerequisite to payment, Subcontractor shall have submitted a purchase order, and Subcontractor shall submit such purchase order no later than the 1st or 15th day of each month. In the event Subcontractor fails to prepare and present to Contractor the purchase orders in a timely manner, or prepares and presents to Contractor an incomplete or improper purchase order, Contractor shall not be responsible or required to make payments for said month and may defer such payment to the following month.

c) For the following reasons, Contractor may withhold interim payments, in whole or in part (together with the amount to pay any direct expenses the owner of the Subject Property or Contractor reasonably expect to inm to correct the described items), as liquidated damages, the parties agreeing and hereby stipulating that the exact amount of damages would be extremely difficult to ascertain and that such withholding constitutes  a reasonable and fair approximation of such damages:

(1) Defective Work not remedied, materials not furnished, clean-up not perfarmed or any other non-complying aspects of the Work;

(2)  Claims, levies, attachments, stop notices or court orders filed or which Contractor on the basis of reasonable evidence believes are likely to be filed, including claims covered by insurance until such claims are accepted by the insurance carrier;

(3) Failure of Subcontractor to make payments properly to his subcontractors or for labor, materials or equipment or any other claims arising out of the Work;

(4) Reasonable doubt that the Work can be completed on schedule or for the then remaining unpaid balance of the Contract Price;

Exhibit 10.5 - 42

(5) Damage to any portion of the Work, or the Work of another contractor or subcontractor, the owner of the Subject Property an& Contractor;

(6) Failure to comply with the material provisions of the Subcontract including without limitation: (i) reasonable indication in Contractor's opinion that the Work will not be completed in compliance with the Work Schedule; (ii) failure to deliver to Contractor the "Certificate of Insurance," other insurance certificates, Bonds, as-built drawings, written guarantees, warranties, or the approvals of the Work required by any authority having jurisdiction; (iii) filing by or against Subcontractor of a petition for bankruptcy or reorganization; (iv) failure to deliver the required lien waivers; or (v) failure to commence Work; and

(7) Unsatisfactory prosecution of the Work by Subcontractor in the reasonable discretion of Contractor (which shall include failure to obtain approvals from appropriate governmental authorities);

The above right of Contractor to withhold interim payments of Subcontractor shall remain in effect even though the Subcontractor has posted a full payment and performance bond. When the above grounds are removed by Subcontractor, to the satisfaction of Contractor, payments for the amounts so withheld will be made by Contractor pursuant to the procedures set forth elsewhere in herein and in accordance with the Payment Schedule. However, as a condition to resuming such payments, Contractor may require that Subcontractor furnish releases in a form satisfactory to Contractor for all claims made under Section 15(c)(2) and Section 15(c)(3) and/or supporting invoices, receipts or other records to substantiate the amounts owing or paid.

d) Final payment will be made to the Subcontractor as set forth on the Payment Schedule after all of the following events have occurred:

(1)           The Work is fully completed and performed by the Subcontractor, including punch list items;

(2)           The Work is accepted by Contractor and the owner of the Subject Property and full payment has been received by Contractor from the owner of the Subject Property, provided however that Subcontractor shall have any rights or remedies under AILS. Section 32-1129.02 and 32-1129.04;

(3)           Subcontractor has delivered all required lien waivers;

(4)           A complete release of any and all claims against Contractor has been executed by the Subcontractor and its laborers, material men, and subcontractors and delivered to Contractor; and

(5) No grounds exist for withholding payments as provided herein.

The acceptance of any interim payments by the Subcontractor will constitute a release of Contractor from any other liability, except retainage arising during the payment period. Acceptance of final payment by the Subcontractor constitutes a general release of Contractor. All releases of Contractor will also be releases of Contractor's surety, if any. If the Subcontractor takes exception to so releasing Contractor by acceptance of payments, the Subcontractor must return such payment with an affidavit by an officer of the Subcontractor, listing each and every exception to the release (which Subcontractor acknowledges constitutes claims under Paragraph 15(c)(2) above), and stating that no other claim exists. No payment including final payment will be evidence of the performance of this Agreement by the Subcontractor, either in whole or in part, and no payment is to be construed as an acceptance of defective or incomplete Work The Subcontractor will remain responsible and liable for its performance in strict compliance with this Agreement, and all other Contract Documents.

Exhibit 10.5 - 43

The Contractor agrees to make "Progressive Payments" (if applicable, per attached Schedules) to the Subcontractor for Work completed based on the applicable pro rata portion of the Contract price, less applicable retention pursuant to the terms and conditions of this Section 15.

Contractor shall have the right to make payments to Subcontractor hereunder by checks payable "Jointly" to Subcontractor and its employees, subcontractors or, suppliers or any of them.

The prices listed in the Contract Documents shall remain in full force and effect through February 28, 2007. Such "effective through" price date shall be strictly enforced. Only price increases that can be substantiated by the Subcontractor will be considered. Contractor shall have the sole and absolute discretion to determine whether to honor the increase(s) and Contractor's refusal to honor the increase shall not be a reason for Subcontractor to withhold performance. Any price increase agreed to by Contractor prior to the expiration of the effective through price date shall only be applicable to new Start Letters and/or Change Orders going forward.

Subcontractor prior to commencement and payment must have submitted a certificate of insurance (as described herein) and listing of suppliers along with their designated performance time at the time of execution of this Agreement. Information shall include a list of names and addresses. The written list of suppliers, upon receipt by Contractor, will be attached to this Agreement as an Exhibit and shall be made an integral part hereof.
Contractor shall, at its option, have the right to offset sums earned by Subcontractor pursuant to this Agreement against all other sums owed to Contractor by Subcontractor, if any under this Agreement or any other agreement between Contractor and Subcontractor.

In the event Subcontractor is in default under the terms of this Agreement, Subcontractor shall not be entitled to payment for any Work or services rendered.
ALL sums due and payable to Contractor by Subcontractor for any reason, as stated in this Agreement shall bear interest of the rate of eighteen percent (18%) per annum, commencing as of the date any such obligation becomes due.

16. NON-PAYMENT BY SUBCONTRACTOR: In the event that Subcontractor shall fail at any time to pay the obligations of Subcontractor incurred in the performance of this Agreement, including, without limitation, Subcontractor's failure to pay Subcontractor's workmen, funds due to union trust funds and Subcontractor's suppliers and subcontractors, Contractor may send a written Notice of Default to Subcontractor as provided in Section 20.

17. WAIVER OF LIEN AND LIEN RELEASE FORMS: At such time as Subcontractor shall submit a purchase order to Contractor for payment in the form required under Section 15, Subcontractor shall accompany each such purchase order with one or more original Waiver of Lien and Lien Release form($ as may be required and furnished by Contractor (including conditional Waiver of Liens for the portion of the Work described in the purchase order and unconditional Waiver of Liens for any previously paid purchaser orders). Such Waiver of Lien and Lien Release Forms shall cover all labor, materials, supplies and rental equipment and trucking services, if any, which have been provided to the Subject Propem as of the dale any payment is requested by Subcontractor. An appropriate representative of the  person or organization whose name is contained therein shall sign all such Waiver of Lien and Lien Release Forms.

At the time(s) when payment is due to Subcontractor, upon the request of a supplier or subcontractor, Contractor will issue, or will cause to be issued, a check or checks drawn jointly in favor of Subcontractor and the supplier or subcontractor, provided, however, that such request shall be stated on each Waiver of Lien or Lien Release Forms submitted to Contractor. In the absence of any such written request, Contractor, at its option, may issue all such checks in the name of the Subcontractor or such supplier(s), subcontractor(s), or other person(s), fm(s), or organization(s) to whom Subcontractor is indebted arising out of the Subcontractor's performance under this Agreement.

Exhibit 10.5 - 44

18. RIGHT TO WITHHOLD AND DISBURSE FUNDS: In addition to the withholding of a retention, or retention's, as described above but subject to Section 15,Contractor, in its sole discretion, may withhold and disburse from payments otherwise due to Subcontractor such sums as shall be necessary to apply for payment of any other item(s)) stated in this Agreement in order that Contractor may protect itself from loss on account of any non-payment or damages caused by Subcontractor, and/or, if in the opinion of Contractor, Subcontractor shall sustain financial difficulty or shall otherwise be able to pay Subcontractor's suppliers, subcontractors and/or workmen performing Subcontractor's Work pursuant to this Agreement or shall fail to perform Subcontractor's covenants, as stated in Section 23 of this Agreement. Contractor, hm funds due or to become due to Subcontractor, in Contractor's sole discretion may pay any suppliers, subcontractors and/or workmen, contributions to all union health, welfare, vacation pension, or other Union Trust Funds which constitute obligations of Subcontractor and all taxes of any type or nature associated with the Subcontractor's performance under this Assessment and which are obligations of Subcontractor, either with or without the presentation by Subcontractor of approved bills, invoices, time sheets, statements and other data, and such payment by Contractor shall apply on account toward the amount otherwise owing the Subcontractor pursuant to this Agreement.

19. WORK SUBJECT TO ACCEPTANCE: The lapse of time shall not be construed as an acceptance by Contractor of any Work performed by Subcontractor. Payment by Contractor to Subcontractor pursuant to the provisions of this Agreement shall constitute acceptance; provided however, any such acceptance shall not bar the assertion of any deviations from the Contract Documents or for deviations from the applicable rules, regulations and requirements of any governmental agency which shall be discovered by Contractor or others subsequent to the acceptance of Subcontractor's Work in Contractor's sole and absolute discretion.

20. DEFAULT: In the event that Subcontractor is in "default" of this Agreement but Contractor permits Subcontractor to continue to perform hereunder, Subcontractor shall not thereby be relieved of the obligations arising out of said default nor shall such continued performance be construed as a waiver by Contractor of the default and Contractor may deduct or withhold all payments then or thereafter due Subcontractor the amount of all expenses and or damages incurred by Contractor arising out of said default subject to Section 15. If Subcontractor is in default and fails to cure such default within forty eight (48) hours after oral (including in person or by telephone) or written (including electronic mail) notice from Contractor, Contractor can provide oral (including in person or by telephone) or mitten (including electronic mail) notice for Subcontractor to cease all Work and performance hereunder and then pursue its remedies as set forth in Section 21 or all other remedies available at law or in equity or in this Agreement.

21. REMEDIES: In the event that Subcontractor sM1 fail to eliminate a default within the 48-hour period referred to above, Contractor may take any of the following actions in addition to all other legal or equitable remedies available to Contractor:

a)Contractor may came the Work of Subcontractor to be completed or remedied by another, including Contractor. Subcontractor shall pay any expenses incurred by Contractor in excess of the amount to have been paid to Subcontractor for his performance under this Agreement after the receipt by Subcontractor of a statement from Contractor. Such expenses shall include, without limitation the cost to complete, Contractor's overhead expense, reasonable attorneys' fees, costs, expert costs, real property taxes and interest on any loan(s) on the Subject Property incurred by Contractor by reason of the default by Subcontractor. Any retention payments pending at the time of withdrawal from Contract shall be forfeited to Contractor.

b) Contractor may take possession of all materials installed and accepted or invoiced to Contractor remaining on the Subject Property. Contractor may use the same and contractor is hereby granted a lien against all such materials that remain in the possession of the Contractor pursuant to this Agreement.

c) Contractor may terminate the rights and privileges of Subcontractor under this Agreement.

Exhibit 10.5 - 45

22. REMOVAL OF DEBRIS, RUBBISH AND SURPLUS MATERIALS: Subcontractor shall have the sole responsibility for the prompt cleanup and removal from the Subject Property of all debris, rubbish and surplus materials resulting from the Work. Subcontractor agrees to cleanup and remove all of said debris, rubbish and surplus materials as the Work progresses and at the completion of the Work Subcontractor further acknowledge that if it does not promptly cleanup and remove such debris, rubbish and surplus materials, Contractor may do so and will impose the cost thereof against amounts due Subcontractor under this Agreement as otherwise provided herein.

23. COVENANTS OF SUBCONTRACTOR: Subcontractor covenants and certifies as follows:
a) That all funds received by Subcontractor from Contractor shall be first used to discharge obligations incurred by Subcontractor to its subcontractors and suppliers in the performance of the Work described herein.

b) That Subcontractor is experienced and fully capable of performing under and Wing the requirements of this Agreement and is duly licensed by the Contractor's State License Board to do and perform all Work required by the Agreement.

c) That Subcontractor shall obtain at Subcontractor's expense any and all licenses and permits required of Subcontractor by the governmental agencies having jurisdiction over the Subject Property and upon request shall exhibit such licenses and permits to Contractor.

d) That Subcontractor shall promptly pay, before delinquent, all Social Security Taxes, all Income Taxes withheld kom wages of employees (State and Federal), together with all other taxes imposed upon Subcontractor as an employer in connection with the labor to be performed by Subcontractor under this Agreement, and all Sales Taxes, if any, upon materials and supplies installed by Subcontractor on the Subject Property.

e) That Subcontractor shall promptly pay before the same become delinquent, all of Subcontractor's required contributions to union, health, welfare, vacatioq pension or other union trust funds. Subcontractor also agrees, upon request by Contractor, to promptly obtain periodic written statements from each and all of said Union Trust Funds setting forth the status of the payment of supplement and benefits by Subcontractor to said Union Trust Funds at any time before, during or after performance of this Agreement.

f) That Subcontractor shall diligently perform all Work required of Subcontractor under this Agreement per attached Exhibit A.

g) That Subcontractor shall promptly begin Work, suspend Work, or resume Work when notifie4 either orally (including in person or by telephone) or written (including electronic mail), by Contractor to do so as provided herein.

h) That Subcontractor shall not deviate from the terms and provisions of the Contract Documents nor shall Subcontractor perform any work not described in the Contract Documents unless and until a written Start Letter has been executed by each of the parties hereto. Subcontractor acknowledges that there shall be no compensation for any Work performed by Subcontractor unless the same is described in the Contract Documents, Start Letter or Change Order document

i) That Subcontractor has inspected the Subject Property and is familiar with and accepts the condition of said property as it exists, and states that there shall be no requests by Subcontractor for additional compensation due to site conditions, surface contours, sewer location, soil condition, power, water or gas location, drainage, ground water, trees, fill ground, rock, subsurface conditions or any other conditions of the Subject Property. In connection therewith, Subcontractor acknowledges that Subcontractor has consulted with the Governmental Agencies having jurisdiction over the development of Subject Property and Subcontractor shall include within the amount to be paid Subcontractor for the performance of this Agreement the cost and expense of complying with any and all conditions that be may required by said Governmental Agencies.

Exhibit 10.5 - 46

j) That Subcontractor shall not perform any Work on the Subject Property other than during the established workine hours. as determined by the Contractor unless Subcontractor receives prior approval by the Contractor's Project Superintendent.

k) That Subcontractor shall not allow (1) any of its workmen to possess or consume alcoholic beverages or use drugs on the Subject Property, (2) excessive loud radios or stereos to be brought onto or played on the Subject Property, (3) minors or pets on the Subject Property or (4) any other similar occurrence or circumstance on the Subject Property which is not consented to by Contractor, as determined in Contractor's sole and absolute discretion.

1) That Subcontractor shall be responsible for any and all loss or damage to or theft of Subcontractor's materials, supplies, fixtures until ha1 installation and acceptance by Contractor, which shall be recognized as provided herein subject to any warranties as may be provided by Subcontractor. Subcontractor shall at all times in the performance of this Agreement protect the Work performed by Subcontractor. Subcontractor further indemnifies and holds harmless, and will defend and reimburse Contractor for damage to the Subject Property and the Work caused by Subcontractor or its subcontractor suppliers, agents, employees or representatives.

m) That as of the date hereof, Subcontractor is not delinquent in the payment of any sums owed to any union mt fund, governmental agency, subcontractor, supplier or any other person relating to Work on the Subject Project.

n) That Subcontractor shall give, furnish and render his best skill, judgment, time and supervision cooperation with Contractor in the performance of this Agreement.

24. EXPRESS AND IMPLIED WARRANTIES: Subcontractor hereby expressly warrants and guarantees to Contractor that all materials installed and workmanship performed by Subcontractor pursuant to this Agreement shall be free from defects as follows:

a) For a period, as specified by the State of Arizona Registrar of Contractors, from the date of acceptance by Contractor if the Work performed by Subcontractor pursuant to this Agreement is not an integral part of the construction of the improvements (offsite construction); or

b) For a period, as specified by the State of Arizona Registrar of Contractors, from the date of occupancy if the Work performed by Subcontractor pursuant to this Agreement is an integral part of the construction of the improvements. (onsite construction). The "date of occupancy" is hereby defined to be the date upon which the improvements ate approved or certified for occupancy by the applicable Governmental Agencies; or

c) For such longer period of time as is provided elsewhere in the Contract Documents, and for as long as manufacturer's guarantees apply (if applicable), and Subcontractor hereby assigns any such warranties or guarantees to Contractor upon completion.

In the event that during said period of time any falllty or defective materials or falllty or defective workmanship shall be discovered, Contractor shall give written notice thereof to Subcontractor with the request that Subcontractor remedy or repair said defect at the sole expense of the Subcontractor. Subcontractor covenants that it shall commence and pursue diligently the repair or remedying of said defect within forty-eight (48) hours after receipt of notice. This warranty or guarantee is intended to and does hereby obligate Subcontractor to perform any and all corrective work or services which may be reasonably requested by Contractor or the then owners of the Subject Property, or any portion thereof. Neither final payment nor any other provision in this Agreement shall relieve Subcontractor of the sole responsibility for such corrective work based upon such faulty or defective materials or workmanship.

Exhibit 10.5 - 47

In the event that Subcontractor fails to commence such corrective work within said forty-eight (48) how period, or fails to diligently pursue to completion such correction work then, at its option, Contractor may perform said corrective work or have the same performed at the expense of the Subcontractor, including but not limited to, actual cost, overhead and profit, reasonable attorneys' fees, costs and expert costs, with payment due to Contractor by Subcontractor upon receipt by Subcontractor of a statement of said expenses, all as liquidated damages, the parties agreeing and hereby stipulating that the exact amount of damages would be extremely difficult to ascertain and that such expense constitutes a reasonable and fair approximation of such damages.

In addition to the foregoing express warranty, Subcontractor acknowledges that Subcontractor shall be liable for the breach of such additional implied warranties, if any, as are imposed by law based on Subcontractor's performance under this Agreement. Breach of an implied warranty by Subcontractor shall be treated in the same manner as the breach of express warranty.

Subcontractor acknowledges that Contractor, the owner of the Subject Property, or their respective affiliates, have entered, or will enter, into contracts with residential homebuyers for the purchase of dwelling units within the Subject Property ("Third Party Contracts"). Such Third Party Contracts, together with the State of Arizona Registrar of Contractors rules, Arizona statutes and Arizona laws will provide the residential homebuyer with certain express and implied warranties (the "Third Party Warranties") relating to, amongst other things, the Work performed by Subcontractor. As such, Subcontractor agrees to warrant all of the Work and guarantee such Work to the fullest extent required by the State of Arizona Registrar of Contractors mles, Arizona statutes or Arizona law for the maximum time periods thereby imposed and to protect, hold harmless, defend and indemnify Contractor and the owner of the Subject Property from any claims Ned by a third party homebuyer relating to the Work, including, but not limited to, defective construction, materials or workmanship. To the extent that such Third Party Warranties are transferable to any subsequent homebuyer(s) after the initial Third Party Contract the provision of this paragraph (including the indemnity) shall survive.
In the event that the materials installed by Subcontractor are determined by a court or legal tribunal to be "Consumer Products" as dehed in the Magnuson-Moss Warranty Act" or are otherwise subject to federal, state and local governing legislation or rules, Subcontractor will strictly comply with all of the standards and requirements of such federal, state and local governing legislation or des.

25. INSURANCE: Subcontractor agrees to procure and maintain, in full force and effect during his performance under this Agreement, the Certificate of Insurance (submitted to Contractor within forty eight (48) hours of execution of this Agreement) with the following stipulations attached:

a)           Subcontractor agrees to obtain, maintain, and pay for such workers compensation and employer's liability assurance as required by law. The policy will provide a waiver of subrogation in favor of Contractor and the owner of the Subject Property. In addition, there must be a waiver of statutory lien rights.

Exhibit 10.5 - 48

b) Subcontractor agrees to obtain, maintain and pay for commercial general liability insurance and other insurance as indicated herein. Such coverage shall be on a Primary Basis, and the parties agree that any insurance relating to the Subject Property or otherwise as maintained by Contractor or the owner of the Subject Property shall be excess and non-contributory, If any policy contains a general aggregate limit then the policy shall be endorsed to provide a per project aggregate limit for the Work under this Agreement. The completed operations coverage shall be maintained for a period of two (2) years after substantial completion of the project or for such longer time period as required in the Contract Documents.
Subcontractor shall maintain the following limits of liability unless expressly modified by the contract documents:

$1,000,000 Each Occurrence $2,000,000 General Aggregate $1,000,000 Personal Injury $2,000,000 Product Completed Operations Aggregate $1,000,000 Business Automobile Liability (combined single limit for all owned, non- owned and hired vehicles) $1,000,000 Umbrella Liability Insurance

c) Subcontractor agrees that the owner of the Subject Property, Contractor, and all of their subsidiaries, members as well as their employees, agents, and principals (collectively, "Additional Insureds") are to be expressly made Additional Insureds under such liability policies and that Subcontractor's insurer must evidence the existence of the Additional Insureds via an additional insured endorsement. Subcontractor agrees to provide Contractor with a copy of the declarations page of all policies of insurance and the additional insured endorsements. These liability policies will provide Additional Insureds with insurance coverage entitling them to a defense and indemnity &om and against any liability or claim of liability arising out of or in any way related to Subcontractor's Work or operations, including bodily injury or property damage related to or &sing out of the Subcontractor's use of Hazardous Materials, material suppliers, or by anyone directly or indirectly employed by any of them pursuant to this Agreement, including preparation to perform such Work or operations. Subcontractor shall also list the project(s) said insurance is covering.

d) Subcontractor agrees that such additional insurance coverage will apply regardless of Subcontractor's own fault or negligence, or lack thereof, and will not be limited to the Additional Insured(s)' vicarious or respondent superior liability for the acts or omissions of Subcontractor. Moreover, such additional insurance coverage will apply independently of, and not coextensively with, Subcontractor's indemnity obligations stated herein. The additional insurance coverage required by this Section is intended to be broader in scope and effect than Subcontractor's indemnity obligations, and will apply to any claims or liability arising out of Subcontractor's Work or operations, even if Subcontractor's indemnity obligations do not apply or are prohibited by law.

e) Subcontractor agrees that the additional insurance required by this Section will be primary and not coextensive with any insurance purchased by an Additional Insured. Contractor or the owner of Subject Property may have or may procure for its own account non-contributing insurance without notice to Subcontractor or its insurance company. Any such insurance procured by Contractor shall not be primary or called upon for contribution Subcontractor agrees that the additional insurance required by this Section will apply even if any Additional Insured is solely negligent or at fault for the damage or injury giving rise to liability or claims of liability.

f) Subcontractor agrees that any contract it enters into with its subcontractors, as well as their lower tier or subordinate contractors for the performance of any aspect of Subcontractor's Work under this Agreement shall expressly bind such other subcontractor to the language and requirements of this Insurance provision, making such obligations applicable to the other contractor to the same extent as to Subcontractor. Subcontractor shall provide Contractor evidence of compliance with this Section within forty-eight (48) hours of execution of this Agreement or the subcontractor or supplier agreements (whichever occurs later).

Exhibit 10.5 - 49

g) Subcontractor's indemnity obligations shall survive the termination of this Agreement and specifically include Subcontractor's duty as indemnitor to hold harmless and defend Contractor and the Owner of the Subject Property for any and all such loss following completion of Subcontractor's Work, notwithstanding Subcontractor's insurance carrier's inability to comply with the additional insured, including completed operations and provisions contained in the insurance requirements of this Agreement.

h) All insurance policies shall (i) be issued by an insurance company having a rating of "A" W or better by A.M. Best Co., in Best's Raring Guide; (ii) provide that Contractor is to receive thirty (30) days written notice prior to non-renewal or cancellation at Contractor's address set forth herein, (iii) be evidenced by a certificate of insurance to be held by Contractor; and (iv) be in from and amounts acceptable to Contractor.

26. INDEMNITY: Subcontractor, its affiliates, officers, members, partners, employees, directors and its subcontractors (the 'Indemnifying Parties"), agree to indemnify Contractor, the owner of the Subject Property, their members, partners, officers, directors and employees and the lending institution(s) which provide(s) the funds for the development of the Subject Property (the "Indemnitees'?, defend, and shall hold the Indemnitees (in the aggregate and individually) harmless frm all liability and claims, demands, incidental and consequential and/or exemplary damages and costs of every kind and nature, including without limitation, attorneys' fees and costs and expert's fees and costs, (including, but not limited to, travel expenses, lodging and other reasonable expenses) arising from the activities of the Subcontractor in the performance and/or non-performance of this Agreement whether said claims, demands or damages shall be based upon contract or for personal injury, death or property damages, and regardless of whomsoever shall submit such claims and demands. The Indemnifying Parties agree that the obligation and duty to defend, indemnify and hold harmless the Indemnitees is not dependent upon Subcontractor's fault or negligence, but is limited only to the extent that the claims or liability must arise out or relate to the Subcontractor's Work. This duty to defend, indemnify, and hold harmless is separate and distinct from Subcontractor's insurance obligations herein. The Indemnifying Parties duty to defend, indemnify, and hold harmless is not affected or limited by the negligence of any kind or character of the Indemnitees, except that the Subcontractor is not obligated to defend, indemnify or hold harmless any Indemnitee whose sole negligence or fault is the cause of the injuries or damages that give rise to the liability or claims of liability. Said claims, damages, demands and costs shall also include, ifapplicable, such funds as shall have been disbursed by Contractor to others in payment of obligations of Subcontractor arising out of the performance of this Agreement and/or the amount of sums withheld by the Contractor from those sums due Subcontractor. All obligations of the Indemnifying Parties to the Indemnitees arising out of this indemnification cause shall bear interest as stated herein, with interest to accrue from the date that the Indemnitees make any payment until repaid by the Indemnifying Parties, plus any attorneys' fees, expert costs, and other costs due to the Indemnifying Parties' failure to indemnify as set forth herein.

27. BONDS: At the option of Contractor, Subcontractor shall furnish to Contractor a payment bond and/or a labor and material bond and/or faithful performance bond, or a combination of the above, in fom satisfactory to Contractor. An insurance company or companies approved by the Contractor shall issue said bond or bonds. The expense incurred for the premium for such bond(s) shall be paid by the Subcontractor and not by Contractor. Contractor may request such bond@) either before or after the commencement of Work by Subcontractor. In the event that Subcontractor shall fail to deliver such bond($ to Contractor within five (5) days after request by Contractor, Contractor may send a written notice of default to Subcontractor as stated in Section 20 hereof. No such bond(s), nor the surety thereof, shall be exonerated or discharged by reason of the execution of Start Letters and/or Change Orders, and such bond(s) shall be increased or supplemented by an additional or supplemental bond if they amount payable to the Subcontractor, as stated in this Agreement, is increased by the Start Letter and/or Change Order.

28. COMPLIANCE WITH OSJ3.4 AND OTHER SAFETY REGULATIONS AND GUIDELINES: Subcontractor agrees, in the performance of this Agreement, to comply with all safety orders, rules and regulations imposed pursuant to the Occupational Safety Health Act, commonly referred to as "OSHA" and for all other safety orders and regulations properly imposed by any other regulator agencies of the State of Arizona or the United States, including, without limitation, adhering to the following environmental enforcement policy @lease note that the fllowing violations are recommended for immediate referral to the Maricopa County Attorney's Office, through the Maricopa County Environmental Services Department:

Failing to use dust control measures and generating excessive dust at unpaved parking
Failing to control dust on haul roads and access roads.
Failing to control dust on inactive portions of construction sites.
Failing to maintain at least three inches of freeboard on halll bucks.
Failing to cover loads contained in haul trucks.
Spilling dirt onto paved public roadways.
Tract out of dirt, exceeding 50 feet, onto paved public roadways.
Failing to use water to control dust on active portions of a constructive site.
Failing to apply water while diskingitillmg, or blading to control weeds.
Parking and/or driving on pads.

Exhibit 10.5 - 50

Any violations or fines incurred due to a Subcontractor's failure to maintain adequate dust control will be back charged to the Subcontractor.

In addition Subcontractor agrees to abide by the following statement regarding the National Pollutant Discharge Elimination System: "I certify under penalty of law that I understand the terms and conditions of the general National Pollutant Discharge Elimination System (NPDES) permit that authorizes the storm water discharges associated with industrial activity from the construction site identified as part of this certification."

29. COMPLIANCE WITH MASTER LABOR AGREEMENT: Subcontractor agrees to comply with all of the terms and provisions of any master labor agreement governing the Work to be performed on the Subject Property whether or not Subcontractor is an actual signatory to said agreement. Subcontractor further agrees to the best of Subcontractor's ability to prevent the occurrence of any strikes, slow-down or other labor difficulties or disputes arising out of the presence of the Subcontractor on the Subject Property or arising out of the activities of Subcontractor.

30. COLLECTIVE BARGAINING AGREEMENT: Subcontractor agrees that if a valid collective bargaining agreement is in effect at the time of this agreement, Subcontractor shall keep same in full force and effect throughout the course of this Agreement. Subcontractor acknowledges that in the event of a default by Subcontractor under this Section 30 of the Agreement, Contractor shall immediately have the option to terminate this agreement without prejudice to the right of the Contractor to invoke any other right or remedy under this Agreement at law or in equity.

31. DISCRIMINATION: During the performance of this Agreement, Subcontractor covenants that it will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin, and that it is, and will be, in compliance with local, state and federal laws and regulations relating thereto.

32. SIGNS: Without the prior written consent of Contractor, Subcontractor shall not place nor permit or cause to be placed or maintained any signs or other advertisement in, on or about the Subject Property, exclusive of any signs on vehicles operated by Subcontractor on Subject Property.

33. PROBIBITION OF ASSIGNMENT: Neither the rights, privileges nor obligations of Subcontractor under this Agreement may be assigned or sublet without the prior written consent of Contractor, which may be granted or withheld in Contractor's sole and absolute discretion, including without limitation, the assignment of any funds due or to become due to Subcontractor pursuant to the terms of this Agreement.

34. WAIVER: No waiver of any breach or default with respect to any covenant or provision herein contained shall be deemed a waiver of any proceeding or succeeding breach or default thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of time for performance of any other obligation or act.

35. EXERCISE OF MMEDIES: The exercise of any remedy provided by law and by the provisions of this Agreement by either of he parties hereto shall not exclude other consistent remedies unless the same are expressly excluded in this Agreement

36. CUSTOM: Except as expressly provided to the contrary in this Assessment, the custom of the Construction Industry in the County in which the Subject Property is situated shall govern the rights, privileges and obligations of the parties hereto.

37. WRITTEN NOTICE: Any mitten notice to be given under and pursuant to this Agreement may be delivered personally, may be sent by facsimile or electronic mail, or may be sent by certified mail to the address of the party stated herein to whom such notice is to be given. Such written notice shall be deemed given as of the time of receipt of the notice, however sent. In the event that more than one method of sending a notice is used, the notice shall be deemed given as of the time of receipt of the Erst notice received. In the event that either Contractor or Subcontractor shall change addresses during the period that this Agreement is in effect, such change of address shall be sent to the other party pursuant to the foregoing provisions.

38. DISPUTE RESOLUTION: Any dispute arising under this Agreement shall be resolved in accordance with this Section

a) Written Notice. Subcontractor shall have no claim for breach of this Agreement, any related documents and/or Contract Documents or for any other dispute arising thereunder unless it has first given written notice of any such claim and Contractor or the owner of the Subject Property has not resolved such claim within thuty (30) days of receipt of said written notice.

b) Mediation. In the event that any dispute that has been the subject of a written notice required by Section 38a has not been satisfied within thirty (30) days of receipt thereof, no party shall have any right to proceed with such claim until the claim has been submitted to mediation. Such mediation shall be conducted under the mediation rules of the American Arbitration Association ("AAA").

c) Arbitration. In the event that the parties have not been able to resolve the dispute under the mediation provisions of Section 38b, the parties agree to submit the matter to binding arbitration with the Phoenix regional office of the AAA in accordance with the then existing commercial arbitration rules of the AAA. Arbitration of such dispute shall be mandatory and binding. Any dispute over whether any particular matter is arbitrable shall also be submitted to mandatory, binding arbitration in compliance with this Section 38c. The decision of the arbitrator shall be final and binding upon the parties and no appeal shall be taken therefrom. Judgment to enforce the decision of the arbitrator, whether for legal or equitable relief, may be entered in any court having jurisdiction thereof, and the parties hereto expressly and irrevocably consent to jurisdiction and venue in Maricopa County Superior Court in Arizona for enforcement of any award. In the event a dispute is submitted to arbitration pursuant to this Section 38c, the Contractor and the owner of the Subject Property shall be entitled to the payment of their reasonable attorneys' fees and costs if they are the prevailing party. All of the parties shall keep all disputes and law or regulation.

Exhibit 10.5 - 51

39. MISCELLANEOUS: As listed below and per any miscellaneous information listed in the Scope of Work.

a) Time is of the essence of this Agreement,

b) All materials used by Subcontractor in the performance of this Agreement shall be suitable and of good quality.

c)All equipment used by Subcontractor on the Subject Property shall be subject to the inspection and approval of Contractor.

d) Compensation for all labor and materials necessary to enable Subcontractor to properly complete the Work to be done pursuant to this Agreement, together with Subcontractor's overhead and profit, is included in the total amount to be paid to Subcontractor, as set forth in this Agreement.

e) For all purposes of this Agreement, Subcontractor is an independent contractor and is not any employee of or otherwise associated with Contractor.

f) In the event that any provision hereof is found to be void or unenforceable, all of the remaining provisions of this Agreement shall be fully effective and shall not be affected by the void or unenforceable provision(s).

g) Subject to the cause reacting assignment, this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of each of the parties hereto.

 h) In the event that Subcontractor is a sole proprietorship or a partnership and in the further event of the death of the Subcontractor or of one of the partners thereof during the performance of this Agreement, such death, at the sole option of the Contractor, may terminate this Agreement, except as to any rights or privileges that shall have accmed prior to said death.

i) However the context of this Agreement shall require, the masculine shall include the neuter and feminine, the neuter shall include the masculine and feminine, the singular shall include the plural and the plural shall include the singular.

j) This Agreement shall be construed as a whole in accordance with its fair meaning, the captions being for the convenience of the parties only. In the event of a dispute regarding the terms of this Agreement, this Agreement will not be construed against one party over another. Subcontractor has had an attorney review this Agreement or had an opportunity to have an attorney review it. The captions are not intended to fully describe or define the provisions of this Agreement to which they ped.

k) At the time when requested by Contractor, Subcontractor shall make available to Contractor any documents necessary to support pay applications or its Work on the Project.

1) Subcontractor acknowledges having read each page of this Agreement including any and all Addendums and Exhibits, if attached hereto, and fully understands the Work to be performed and the documents Subcontractor needs to submit and Subcontractor's obligations with reference hereto.

m) The name and address of the Contractor for the Subject Property is MARACAY CONSTRUCTION, L.L.C., 15160 North Hayden Rd., Suite 200, Scottsdale, Arizona, 85260, telephone number (480) 970-6000, fax number (480) 970-8899.

n) In the event that Contractor shall at any time provide equipment to be used by a Subcontractor in the performance of this Agreement, Subcontractor's use thereof shall be at Subcontractor's own risk.

Exhibit 10.5 - 52

o) This Agreement contains the entire agreement between Contractor and Subcontractor and supersedes all prior conversations and negotiations between the parties on the subject matter of this Agreement. Contractor and Subcontractor agree, that, except as specifically provided herein, neither party has made any representations, warranties or agreements as to any matters concerning the subject matter of this Agreement. This agreement shall be construed as if both parties prepared this Agreement. Any and all Exhibits, Addendurns and referenced attachments hereto, hereby become an integral part of this Agreement by reference.

40. CLAIMS: All claims by Subcontractor against Contractor for damage to the Work alleged to have been caused by Contractor, or other subcontractor or third parties or for any addition to the Purchase Price or time must be presented to the Contractor in writing within ten (10) calendar days after occurrence of the event giving rise to such claim. Failure to submit a written claim dbar any recovery for any additional payment or time under this Agreement

41. NON-EXCLUSIVE LICENSE: Subcontractor hereby grants to Contractor and Contractor's members, partners, affiliates, officers, directors and employees a non-exclusive license to use Subcontractor's product photography from any source (including, without limitation, any websites, catalogs, or other similar sources); provided however, if requested in writing by Subcontractor, such use shall conspicuously include recognition and acknowledgement of Subcontractor's rights to the photography, including any copyright and/or trademark insignia provided by Subcontractor. Subcontractor hereby warrants and represents that no third party has any rights (copyright trademark or otherwise) to the photography and if any third party shall make a claim against Contractor for infringement of such third party's rights in the photography, Subcontractor agrees to indemnify, defend and hold Contractor harmless from any such claim.

IN WITNESS WHEREOF, the parties have set their hands and seals the day herein fist above den

MARKAY CONSTRUCTION, LLC Arizona limited Liability company:

By /s/Rick Stark
Rick Stark
ITS. MANAGER
SUBCONTRACTOR
Floor Art, LLC

BY: /s/
ITS Client Relations

Exhibit 10.5 - 53